AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 2012

Registration No. 333-177318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————————

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

———————————

MMAX MEDIA, INC.

(Exact name of issuer as specified in its charter)

Nevada	7380	20-4959207
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

511 N.E. 3rd Avenue, 1st Floor

Fort Lauderdale, Florida 33301

954 (800) 991-4534

(Address and telephone number of principal executive offices)

511 N.E. 3rd Avenue, 1st Floor

Fort Lauderdale, Florida 33301

954-(800) 991-4534

(Address of principal place of business or intended principal place of business)

Edward Cespedes, Chief Executive Officer

511 N.E. 3rd Avenue, 1st Floor

Fort Lauderdale, Florida 33301

800-991-4534

954-302-8415 (fax)

(Name, address and telephone number of agent for service)

———————————

Copies to:

Brian Pearlman, Esq.

Quintairos, Prieto, Wood & Boyer, P.A.

One East Broward Blvd., Suite 1400

Fort Lauderdale, Florida 33301

954-523-7008

954-523-7009 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	20,261,621	$0.25	$5,065,405.25	$ 740.12
Common Stock [2]	2,000,000[3]	$0.25	$500,000	$ 57.30
Common Stock [2]	300,000[4]	$0.25	$75,000	$ 8.60
Common Stock [2]	8,000,000[5]	$0.25	$2,000,000	$ 229.20
Common Stock [2]	500,000[6]	$0.25	$125,000	$ 14.33
Common Stock [2]	400,000[7]	$0.25	$100,000	$ 11.46
Total Registration Fee				$1,061.01[8]

———————

1.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the bid and asked price of our common stock on the OTC Markets on October 13, 2011, a date within five trading days prior to the date of the filing of this registration statement.

2.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Shares issuable upon the exercise of warrants and options.

3.

Includes 2,000,000 shares of common stock underlying warrants exercisable at $0.16 per share.

4.

Includes 300,000 shares of common stock underlying warrants exercisable at $0.18 per share.

5.

Includes 8,000,000 shares of common stock underlying warrants exercisable at $0.23 per share.

6.

Includes 500,000 shares of common stock underlying warrants exercisable at $0.25 per share.

7.

Includes 400,000 shares of common stock underlying warrants exercisable at $0.26 per share.

8.

Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, JANUARY 9, 2012

MMAX MEDIA, INC.

31,461,621 Shares of Common Stock

This prospectus relates to periodic offers and sales of 31,461,621 shares of common stock by the selling security holders which includes:

–

up to 20,261,621 shares of common stock presently issued and outstanding; and

–

up to 11,200,000 shares of common stock issuable upon the possible exercise of our options and warrants

We will not receive any of the proceeds from the sale of common stock covered under this prospectus. To the extent the options and warrants are exercised, we will receive proceeds of the exercise price. We intend to use such proceeds for working capital and other general corporate purposes. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Markets during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

The selling security holders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices or in transactions that are not in the public market. The selling security holders may also sell their shares of common stock in transactions that are not in the public market in the manner set forth under “Plan of Distribution” on page 39 of this prospectus.

Our common stock is quoted on the OTC Markets under the symbol “MMAX”. On ________ __, 2012 the last reported sale price for our common stock was $0._____ per share.

——————————————

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus to read about the risks of investing in our common stock.

——————————————

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

——————————————

The date of this prospectus is ________ ____, 2012

MMAX MEDIA, INC.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

SUMMARY OF THE OFFERING

3

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

4

SUMMARY FINANCIAL DATA

6

RISK FACTORS

7

FORWARD-LOOKING STATEMENTS

16

USE OF PROCEEDS

17

MARKET FOR COMMON STOCK AND RELATED MATTERS

18

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

20

BUSINESS

24

DIVIDEND POLICY

27

REPORT TO SHAREHOLDERS

27

LEGAL PROCEEDINGS

27

MANAGEMENT

28

EXECUTIVE COMPENSATION

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

33

DESCRIPTION OF SECURITIES

34

SELLING SECURITY HOLDERS

35

PLAN OF DISTRIBUTION

39

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

41

LEGAL MATTERS

41

EXPERTS

41

WHERE YOU CAN FIND MORE INFORMATION

41

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

i

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OTHER PERTINENT INFORMATION

We own and operate several websites, including www.paymeon.com and www.hyperloc.com. The information which appears on these websites is not part of this prospectus.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “MMAX Media”, “MMAX”, “Company”, “we”, “us”, or “our” refer to MMAX Media, Inc. and its subsidiaries.

Business Overview

MMAX Media, Inc., a Nevada corporation, is a development stage company organized on May 30, 2006, that owns and operates products aimed at the location-based marketing industry. We develop and market products that provide merchants and consumers with mobile marketing services and offers, including but not limited to, mobile coupons, mobile business cards, mobile websites, use of SMS short codes and contest management. We have developed “PayMeOn”, a product designed to offer its customers income potential through the purchase and referral of “coupon-style” deals through mobile and web interfaces.

On March 16, 2011 we completed an agreement and plan of merger to acquire Hyperlocal Marketing, LLC, a Florida limited liability company (“Hyperlocal”), pursuant to which Hyperlocal merged with and into HLM Paymeon, Inc., a Florida corporation and wholly owned subsidiary of MMAX. Hyperlocal was a development stage Florida company, organized on January 22, 2010. Pursuant to the terms of the merger agreement, Tommy Habeeb resigned as our chief executive officer and director and Edward Cespedes was appointed to serve as our chief executive officer and director.  Under the terms of the merger agreement, the Hyperlocal members received 20,789,395 shares of MMAX common stock, which equal approximately 50.1% of the total shares of MMAX issued and outstanding following the merger on a fully diluted basis. In accordance with ASC Topic 360-10-45-15, the transaction was treated as a recapitalization and Hyperlocal is considered the accounting acquirer and MMAX is considered the accounting acquiree (and for financial accounting purposes we were deemed to have issued 638,602 shares of preferred stock and 12,403,374 shares of common stock). At certain periods prior to the closing of the merger agreement (and directly prior to the closing of the merger agreement), MMAX was a shell company. See “Risk Factors” for a summary of restrictions imposed on our company, including Rule 144 resales of our restricted shares of common stock.

While we intend to mainly focus on our PayMeOn products, we also offer mobile marketing services to merchants. Under our Hyperlocal Platform, we support multiple text messaging services such as WAP, MMS and XHTML, which run on a commercial grade mobile marketing platform and operates with all major mobile carriers, including AT&T, Sprint, T-Mobile and Verizon. The fully-integrated interface allows for web-based monitoring of customers. It provides access to real-time statistics for each customer’s account, including but not limited to incoming and outgoing messages, number of keywords, credits and account status.

We had total assets of $41,354 and $165,096 at December 31, 2010 and September 30, 2011, respectively. From inception through September 30, 2011, we had revenues of $54,901 and a net loss of $1,343,848. At December 31, 2010, we had a cash balance of approximately $14,000, a working capital deficit of approximately $7,000 and an accumulated deficit of approximately $254,000 Additional losses have occurred as a result of the substantial resources required for research and development and marketing of our products which included the general and administrative expenses associated with organization and product development. We expect operating losses to continue, mainly due to the anticipated expenses associated with the marketing of our products.

At the closing of the merger and during the six months ended June 30, 2011, we issued an aggregate of 2,210,000 shares of common stock at a purchase price of $0.125 per share to certain accredited investors pursuant to a private placement and we received gross proceeds of $276,250. Of these private placement shares, 2,000,000 shares were issued effective March 16, 2011. The private placement investors were not Hyperlocal members. During July and August 2011, the Company received subscriptions for the purchase of an aggregate of 2,080,000 shares of its common stock from 11 subscribers at a purchase price of $0.125 per share for gross proceeds of $260,000.  No fees or commissions were paid in connection with the subscriptions.

Organization

MMAX holds a wholly owned interest in the HLM Paymeon, Inc., a Florida corporation.

There is currently a limited public market for our common stock which is quoted on the OTC Markets under the symbol “MMAX”.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed more fully in the section titled “Risk Factors”, including for example:

–

Lack of working capital required to develop our business;

–

Our ability to continue as a going concern;

–

Our limited operating history;

–

Inability to attract consumers;

–

Inability to create successful marketing campaigns;

–

Inability to effectively compete in a diverse and competitive industry;

–

Inability to effectively manage growth; and

–

The possibility of losing key members of our senior management.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our common stock involves a high degree of risk. You should read and consider the information set forth in “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

Corporate Information

Our executive offices are located at 511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301; our telephone number is (800) 991-4534.

SUMMARY OF THE OFFERING

Common stock outstanding before the offering:	44,646,539

Common stock offered by selling security holders

Up to 31,461,621 shares of common stock, including 11,200,000 shares underlying options and warrants.

The maximum number of shares of common stock to be sold by the selling security holders, 31,461,621 shares, represents approximately 56% of our current outstanding common stock.

The selling security holders will offer their shares at prevailing market prices or privately negotiated prices. Our common stock is currently quoted on the OTC Markets under the symbol “MMAX”. On _______ __, 2012, the last sale price of our common stock was $0.__.

Common stock to be outstanding after the offering

Up to 47,245,539 shares based on 44,646,539 shares of common stock outstanding as of December 31, 2011, and the exercise of all 2,600,000 shares underlying currently exercisable outstanding options and warrants. Excluded 8,600,000 shares of common stock underlying options and warrants that vest over three years.

Use of proceeds

We could receive up to $2,443,000 related to warrant exercise proceeds, in the event the options and warrants are exercised. We will use the proceeds from the exercise of the warrants for general corporate purposes, which may include, among other things, product development, advertising (including media expense), working capital needs and other general corporate purposes, including sales and marketing expenditures.

See “Use of Proceeds” on page 17.

Risk Factors

The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 7. As with any investment, there are certain risks involved in this offering. All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering. The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein. Any person who cannot afford the loss of their entire investment should not purchase our shares of common stock.

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

Pursuant to the Merger Agreement effective March 16, 2011, we issued to 26 holders of Hyperlocal membership interests 20,789,395 shares of the Company representing approximately 50.1% of the outstanding shares of the Company on a fully diluted basis in consideration of a 100% wholly owned interest in Hyperlocal. There were 26 members of Hyperlocal prior to the merger. Of these shares, we have included 15,213,871 shares in this registration statement.

During the six months ended June 30, 2011, we sold an aggregate of 2,210,000 shares of restricted shares of Common Stock to 13 accredited investors for gross proceeds of $276,250 ($0.125 per share). We did not pay any commissions in connection with the private placement. Subscribers to the private placement received registration rights which provide that purchasers under the private placement are entitled to liquidated damages if a registration statement covering the resale of the 2,210,000 shares of common stock sold under the private placement (the “Registrable Securities”) is not filed within 60 days of the termination date of the private placement and declared effective within 180 days of the termination date. The Company shall make pro rata payments to each private placement shareholder, in an amount equal to 1.0% of the aggregate amount invested by such Holder (based upon the number of Registrable Securities then owned by such holder) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed or effective (the “Blackout Period”). Such payments shall constitute the private placement shareholder’s exclusive monetary remedy for such events, but shall not affect the right of the holder to seek injunctive relief. The amounts payable as liquidated damages shall be paid monthly within 10 business days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each holder at the sole option of the Company in either cash or shares of Common Stock. Furthermore, the damages payable to each holder shall not exceed 6% of the aggregate amount invested by such holder. At September 30, 2011, the Company had not filed the required registration statement and accrued $16,575 of liquidated damages. Therefore, we issued 63,750 shares of common stock valued at $0.26 per share, which was the closing price of our common stock on September 30, 2011 (an aggregate of $16,750.26) to the private placement shareholders as payment of liquidated damages.

Effective March 16, 2011, the Company issued 144,000 shares of its common stock to a note holder pursuant to the conversion of a $15,000 promissory note dated January 21, 2011, issued by Hyperlocal. Such promissory note automatically converted into shares of the Company’s common stock upon closing of the Merger Agreement.

Effective March 16, 2011, the Company issued 250,000 shares of common stock to the holder of Hyperlocal promissory notes dated December 10, 2010 and February 3, 2011 in the aggregate amount of $31,250 for financing costs.

Effective March 16, 2011, the Company issued 100,000 shares of common stock to a service provider in consideration of legal and business advisory services.

Effective March 24, 2011, the Company issued a warrant exercisable to purchase 500,000 shares of the Company’s common stock at a price per share of $0.25 for a period of 3 years. The warrant was issued pursuant to the terms of an advisory services agreement.

On July 7, 2011, the Company granted options to purchase 200,000 shares of its common stock having an exercise price of $0.26 per share to a consultant. Options to purchase 100,000 shares are exercisable upon the date of grant and the remaining options to purchase 100,000 shares are exercisable six months from the date of grant. The options expire on July 7, 2012. The options were issued pursuant to the terms of an advisory services agreement.

On July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to a consultant at an exercise price of $0.26 per share. The options vest immediately. The options expire on July 7, 2013. The options were issued pursuant to the terms of an advisory services agreement.

On July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to an employee at an exercise price of $0.26 per share. The options vest immediately. The options expire on July 7, 2013. The options were issued pursuant to the terms of an option agreement.

During July and August 2011, the Company received subscriptions for the purchase of an aggregate of 2,080,000 shares of its common stock from 11 subscribers at a purchase price of $0.125 per share for gross proceeds of $260,000. No fees or commissions were paid in connection with the subscriptions.

During September 2011, we issued 200,000 shares of common stock and options to purchase 300,000 shares of common stock exercisable at $0.18 per share to a consultant. The shares and options were issued in partial consideration of marketing services. The options are exercisable for a period of 3 years.

During September 2011, the Company has issued warrants to purchase an aggregate of 10,000,000 shares of common stock to 8 consultants. The warrants are exercisable for a period of 3 years at prices ranging from $0.16 per share to $0.23 per share. The warrants were issued in consideration of business consulting services. There are 2,000,000 warrants exercisable at $0.16 per share that are currently vested. None of the warrants exercisable at $0.23 are currently vested. Warrants exercisable at $0.23 vest as follows: warrants to purchase 2,665,999 shares vest on September 8, 2012; warrants to purchase 2,666,001 shares vest on September 8, 2013; and warrants to purchase 2,668,000 shares vest on September 8, 2014.

The Company will receive up to $2,443,000, in the event the warrants and options are exercised. The proceeds, if any, will be used for general working capital purposes.

Forward-Looking Statements

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

SUMMARY FINANCIAL DATA

In the table below, we provide you with historical summary financial information for the period from inception (January 22, 2010) through December 31, 2010, derived from the audited financial statements included elsewhere in this prospectus. We also provide below consolidated financial information for the nine months ended September 30, 2011 derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical summary consolidated financial information, you should also consider the historical financial statements and related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Statements of Operations Data:

	Period From Inception (January 22, 2010) through December 31, 2010	Nine Months Ended September 30, 2011	Period From Inception (January 22, 2010) to September 30, 2011
		(unaudited)	(unaudited)
Revenues	$28,973	$25,928	$54,901
Total operating expenses	$283,309	$1,064,139	$1,347,448
Net Loss	$(254,336)	$(1,089,512)	$(1,343,848)
Net Loss per share – basic and fully diluted	$(0.01)	$(0.03)	$(0.05)
Weighted average shares outstanding	19,431,624	34,487,551	26,104,137

Balance Sheet Data:

	As of December 31, 2010	As of September 30, 2011
		(unaudited)
Current assets	$16,071	$137,154
Total assets	$41,354	$165,096
Total liabilities	$22,960	$40,546
Working capital (deficit)	$(6,889)	$96,608
Stockholders’ Equity	$18,394	$124,550

CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2011. The tables should be read in conjunction with our consolidated unaudited financial statements and related notes included elsewhere in this prospectus.

Current Liabilities	$40,546
Shareholders’ equity:
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding	---
Common stock, $0.001 par value, 195,000,000 shares authorized, 44,646,539 shares issued and outstanding	44,645
Additional paid-in capital	1,423,753
Deficit accumulated during development stage	(1,343,848)
Total stockholders’ equity	124,550

Total liabilities and stockholders’ equity	$165,096

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.

As an early stage company, we have not yet generated significant revenues. We have incurred operating losses since its inception and will continue to incur net losses until we can produce sufficient revenues to cover its costs. Our independent auditors have included in their audit report an explanatory paragraph that states that our net loss and working capital deficiency raises substantial doubt about our ability to continue as a going concern.

We have a limited operating history, have incurred net losses in the past and expect to incur net losses in the future.

We have a limited operating history and has not recorded a profit since inception. As a result of this, and the uncertainty of the market in which we operate, we cannot reliably forecast our future results of operations. We expect to increase its operating expenses in the future as a result of developing, refining and implementing a sales strategy.

As of September 30, 2011 we have incurred net losses from inception of $1,343,848. There is no guarantee we will be profitable in the future. In addition, we expect our operating expenses to increase in the future as we expand our operations. If our operating expenses exceed our expectations, our financial performance could be adversely affected. If our revenue does not grow to offset these increased expenses, we may not be profitable in any future period. Our recent revenue growth may not be indicative of our future performance. In future periods, we may not have any revenue growth, or our revenue could decline.

We have a short operating history and a new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and increases the risk of your investment.

We have very little operating history for you to evaluate in assessing our future prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results. In addition, we do not know if our current business model will operate effectively during the current economic downturn. Furthermore, we are unable to predict the likely duration and severity of the adverse economic conditions in the U.S. and other countries, but the longer the duration the greater risks we face in operating our business. There can be no assurance, therefore, that current economic conditions or worsening economic conditions, or a prolonged or recurring recession, will not have a significant adverse impact on our operating and financial results.

We cannot assure you that we will be able to develop the infrastructure necessary to achieve the potential sales growth.

Achieving revenue growth will require that we develop additional infrastructure in sales, technical and client support functions. We cannot assure you that we can develop this infrastructure or will have the capital to do so. We will continue to design plans to establish growth, adding sales and sales support resources as capital permits, but at this time these plans are untested. If we are unable to use any of our current marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or its efforts to satisfy existing clients are not successful, we may not be able to attract new clients or retain existing clients on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

The markets that we are targeting for revenue opportunities are new and rapidly developing and may change before we can access them.

The markets for traditional Internet and mobile Web products and services that we are targeting for revenue opportunities are changing rapidly and are being pursued by many other companies, and the barriers to entry are relatively low. We cannot provide assurance that we will be able to realize these revenue opportunities before they change or before other companies dominate the market. Furthermore, we have based certain of our revenue opportunities on statistics provided by third party industry sources. Such statistics are based on ever changing customer preferences due to our rapidly changing industry. These statistics, including some of the statistics referenced in this memorandum, have not been independently verified by our company. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit client attrition and maintain our prices.

We may need additional capital to fund our operations, which, if obtained, could result in dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

We believe that we will require additional capital to fund the anticipated expansion of our business and to pursue targeted revenue opportunities. We cannot assure you that we will be able to raise additional capital. If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

We face significant competition from large and small companies offering products and services related to mobile marketing technologies and services, targeted advertising delivery and the delivery of Web-based video.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Our current and potential competitors may have more extensive client bases and broader client relationships than our company. In addition, these companies may have longer operating histories and greater name recognition. These competitors may be better able to respond quickly to new technologies and to undertake more extensive marketing campaigns. If we are unable to compete with such companies, we may never generate demand for our products.

If we fail to promote and maintain our brand in a cost-effective manner, we may lose (or fail to gain) market share and our revenue may decrease.

We believe that developing and maintaining awareness of the PayMeOn brands in a cost-effective manner is critical to its goal of achieving widespread acceptance of our existing and future technologies and services and attracting new clients. Furthermore, we believe that the importance of brand recognition will increase as competition in our industry increases. Successful promotion of the brand will depend largely on the effectiveness of our marketing efforts and the effectiveness and affordability of our products and services for our target client demographic. Historically, efforts to build brand recognition have involved significant expense, and it is likely that our future marketing efforts will require us to incur significant expenses. Such brand promotion activities may not yield increased revenue and, even if they do, any revenue increases may not offset the expenses we incur to promote our brand. If we fail to successfully promote and maintain the brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain the brand, we may lose existing clients to our competitors or be unable to attract new clients, which would cause revenue to decrease.

If we do not innovate and provide products and services that are useful to users, revenues and operating results could suffer.

Our success depends on providing products and services that client’s use to promote their brands and products via mobile Web or other Web-based advertising. Competitors are constantly developing innovations in customized communications, including technologies and services related to mobile marketing and targeted ad delivery. As a result, we must continue to invest significant resources in research and development in order to enhance existing products and services and introduce new high-quality products and services that people will use. If we are unable to predict user preferences or industry changes, if we are unable to manage our projects or product enhancements, or if we are unable to modify our products and services on a timely basis, we may lose users, clients and advertisers. Our operating results would also suffer if innovations are not responsive to the needs of users, clients and advertisers, are not appropriately timed with market opportunity or are not effectively brought to market.

The success of our business depends on the continued growth and acceptance of mobile marketing/advertising as a communications tool, and the related expansion and reliability of the Internet infrastructure. If consumers do not continue to use the mobile Web or alternative communications tools gain popularity, demand for our marketing and advertising technologies and services may decline.

The future success of our business depends on the continued and widespread adoption of mobile marketing as a significant means of advertising and marketing communication. Security problems such as “viruses,” “worms” and other malicious programs or reliability issues arising from outages and damage to the Internet infrastructure could create the perception that mobile or Web-based marketing/advertising is not a safe and reliable means of communication, which would discourage businesses and consumers from using such methods. Any decrease in the use of mobile devices or Web-based video resources would reduce demand for our marketing technologies and services and harm our business.

If we fail to manage our anticipated growth, our business and operating results could be harmed.

If we do not effectively manage our anticipated growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To effectively manage our potential growth, we will need to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position.

Our relationships with our channel partners may be terminated or may not continue to be beneficial in generating new clients, which could adversely affect our ability to increase our client base.

We maintain a network of active channel partners which refer clients to us within different business verticals. If we are unable to maintain contractual relationships with existing channel partners or establish new contractual relationships with potential channel partners, we may experience delays and increased costs in adding clients, which could have a material adverse effect on us. The number of clients we are able to add through these marketing relationships is dependent on the marketing efforts of our partners over which we exercise very little control.

Competition for employees in our industry is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled technical and marketing personnel is intense and we continue to face difficulty identifying and hiring qualified personnel in certain areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with existing compensation structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In particular, candidates making employment decisions, particularly in high-technology industries, often consider the value of any equity they may receive in connection with their employment. As a result, any significant volatility in the price of our stock may adversely affect our ability to attract or retain highly skilled technical and marketing personnel.

In addition, we invest significant time and expense in training employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve our clients could diminish, resulting in a material adverse effect on our business.

We may be unable to protect our intellectual property rights and any inability to protect them could reduce the value of our products, services and brand.

Excluding the filing of trademark protection for “social income”, we have not filed with any regulatory authority for patent or trademark protection.  We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology and there can be no assurance that others will not independently develop similar know-how and trade secrets. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to use our proprietary know-how to offer competitive products at lower prices and we may not be able to effectively compete against these companies.

We may in the future be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future.

Companies in the internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us grows. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. We have not fully reviewed and assessed the potential intellectual claims centered on our latest asset purchases, mergers, or acquisitions to evaluate any technology licenses required. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

Our ability to offer our products and services may be affected by a variety of U.S. and foreign laws.

The laws relating to the liability of providers of online and mobile marketing services for activities of their users are in their infancy and currently unsettled both within the U.S. and abroad. Future regulations could affect our ability to provide current or future programming.

We will depend on the services of Edward Cespedes and the loss of Mr. Cespedes or failure of Mr. Cespedes to dedicate all of his time to our business could materially harm our company.

We rely on Edward Cespedes, as our sole officer and director. While Mr. Cespedes currently dedicates substantially all of his time to our company, he is not required to dedicate all of his time and resources to our company. The loss of the services of Mr. Cespedes or Mr. Cespedes’ inability to dedicate 100% of his time and resources to our company could materially harm our business. In addition, we do not presently maintain a key-man life insurance policy on Mr. Cespedes.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of other key technical and marketing personnel. The loss of key personnel and the process to replace any of our key personnel would involve significant time and expense, may take longer than anticipated and may significantly delay or prevent the achievement of our business objectives.

We currently have no independent directors, which poses a risk for us from a corporate governance perspective.

Edward Cespedes, our only executive officer, also serves as our only director. Our director and executive officer is required to make interested party decisions, such as the approval of related party transactions, his level of his compensation, and oversight of our accounting function. Our director and executive officer also exercises substantial control over all matters requiring stockholder approval, including the nomination of directors and the approval of significant corporate transactions. Due to our lack of independent directors, we have not implemented various corporate governance measures, the absence of which may cause stockholders to have more limited protections against transactions implemented by our board of directors, conflicts of interest and similar matters.  Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Our current management must manage transition to a reporting company which may put us at a competitive disadvantage.

Our management team may not successfully or efficiently manage our transition into a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our executive officers and may divert their attention away from the day-to-day management of our business, which would materially and adversely impact our business operations. Hyperlocal intends to hire additional executive level employees, but there can be no assurance that our current or future management team will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements. Our failure to do so could lead to penalties, loss of trading liquidity, and regulatory actions and further result in the deterioration of our business through the redirection of resources.

Problems with third party hosting companies or our inability to receive third party approvals for our products could harm us.

We rely on third-party hosting companies. Any disruption in the network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. In addition, we depend on third parties to approve our products. If such approvals are unable to be obtained or are not obtained in a timely fashion, our ability to access additional users and customers from those products would be significantly diminished.

Our business depends on the growth and maintenance of the Internet infrastructure.

Our success will depend on the continued growth and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as our ability to provide our solutions.

Our operating results may fluctuate.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. The following factors may affect our operating results:

•

Our ability to compete effectively.

•

Our ability to continue to attract clients.

•

Our ability to attract revenue from advertisers and sponsors.

•

The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure.

•

General economic conditions and those economic conditions specific to the internet and internet advertising.

•

Our ability to keep our websites operational at a reasonable cost and without service interruptions.

•

The success of our product expansion.

•

Our ability to attract, motivate and retain top-quality employees.

Failure to retain and attract qualified personnel could harm our business.

Aside from Mr. Cespedes, our success depends on our ability to attract, train and retain qualified personnel. Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to support the anticipated growth of our business. If we fail to attract and retain qualified personnel, our business will suffer. Additionally, companies whose Employees accept positions with competitors often claim that such competitors have engaged in unfair hiring practices. We may receive such claims in the future as we seek to hire qualified Employees. We could incur substantial costs in defending against any such claims.

We may have difficulty managing any future growth.

The implementation of our business objectives, we may need to grow rapidly; brisk growth would lead to increased responsibility for both existing and new management personnel. In an effort to manage such growth, we must maintain and enhance our financial and accounting systems and controls, hire and integrate new personnel and manage expanded operations. Despite systems and controls, growth is expected to place a significant strain on our management systems and resources. We will need to continue to improve our operational, managerial and financial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force. Failure to manage our future growth would have a material adverse effect on the quality of our operations, ability to retain customers and key personnel and operating results and financial condition.

We may not be successful in finding or marketing new products.

Our business operations and financial performance depends on the ability to attract and market new products on a consistent basis. In the direct marketing industry, the average product life cycle varies from six months to four years, based on numerous factors, including competition, product features, distribution channels utilized, cost of goods sold and effectiveness of advertising. Less successful products have shorter life cycles. The majority of products are submitted by inventors. There can be no assurance that we will be successful in acquiring rights to quality products. We select new products based upon management’s expertise and limited market studies. As a result, we need to acquire the rights to quality products with sufficient margins and consumer appeal to justify the acquisition costs. There can be no assurance that chosen products will generate sufficient revenues to justify the acquisition and marketing costs.

Our industry is new and we are subject to uncertain regulation.

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites or may even attempt to completely block access to our websites. Accordingly, adverse legal or regulatory developments could substantially harm our business.

The CARD Act, as well as the laws of most states, contain provisions governing product terms and conditions of gift cards, gift certificates, stored value or pre-paid cards or coupons (“gift cards”), such as provisions prohibiting or limiting the use of expiration dates on gift cards or the amount of fees charged in connection with gift cards or requiring specific disclosures on or in connection with gift cards. PayMeOn coupon, gift card, stored value or prepaid card offers generally are included within the definition of “gift cards” in many of these laws. In addition, certain foreign jurisdictions have laws that govern disclosure and certain product terms and conditions, including restrictions on expiration dates and fees that may apply to PayMeOn offers. However, the CARD Act as well as a number of states and certain foreign jurisdictions also have exemptions from the operation of these provisions or otherwise modify the application of these provisions applicable to gift cards that are issued as part of a promotion or promotional program. If PayMeOn offers are subject to the CARD Act, and are not included in the exemption for promotional programs, it is possible that the purchase value, which is the amount equal to the price paid for the offer, or the promotional value, which is the add-on value of the offer in excess of the price paid, or both, may not expire before the later of (i) five years after the date on which the offer was issued or the date on which the customer last loaded funds on the offer if the offer has a reloadable feature; (ii) the offers stated expiration date (if any), unless offers come within an exemption in the CARD Act for promotional programs; or (iii) a later date provided by applicable state law. In addition, regardless of whether an exemption for PayMeOn offers applies under the CARD Act, in those states that prohibit or otherwise restrict expiration dates on gift cards that are defined to include offers and that do not have exemptions that apply to the purchase value or the promotional value, or both, of offers, PayMeOn offers may be required to be honored for the full offer value (the total of purchase value and promotional value) until redeemed. There can be no assurance that as PayMeOn incorporates new requirements as detailed under the CARD Act that merchants will continue to offer PayMeOn offers.

In addition, some states and foreign jurisdictions also include gift cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the gift cards after a specified period of time (generally between one and five years) and impose certain reporting and recordkeeping obligations. We do not remit any amounts relating to unredeemed PayMeOn offers based upon our assessment of applicable laws. The analysis of the potential application of the unclaimed and abandoned property laws to PayMeOn offers is complex, involving an analysis of constitutional and statutory provisions and factual issues, including our relationship with customers and merchants and our role as it relates to the issuance and delivery of our offers.

Regulation concerning data protection are evolving and the manner in which we handle personal data may be inconsistent with the interpretation of current laws.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our management has limited experience as a reporting company.

Our management team may not successfully or efficiently manage our transition to a reporting company subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our executive officers and may divert their attention from the day-to-day management of our business, which would materially and adversely impact our business operations. We will seek to hire additional executive level Employees with experience as a reporting company; however there can be no assurance that our current or future management team will be able to adequately respond to such increased legal, regulatory compliance, and reporting requirements. Our failure to do so could lead to penalties, loss of trading liquidity, and regulatory actions and further result in the deterioration of our business through the redirection of resources.

Risks Related to this Offering

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock, which is quoted on the OTC Markets and there can be no assurance that a trading market will develop further or be maintained in the future.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There is presently a limited market for our common stock and we cannot be certain that there will be sufficient liquidity to allow for sale or transferability of the Shares within the near future. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

As a former shell company, our shareholders may not be able to rely upon Rule 144 for the resale of their shares.

In general, Rule 144 requires restricted securities to be held for a particular length of time and prescribes the conditions which must be satisfied prior to the sale of the securities. The Securities and Exchange Commission codified a staff interpretation relating to the treatment of the securities of former shell companies, of which we are one. Under the amendments, Rule 144 is not available for the resale of securities initially issued by a shell company (reporting or non-reporting) or a former shell company. Therefore, the securities held by our shareholders can be resold only through a resale registration statement unless certain conditions are met. These conditions include that the Company has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act, as applicable, during the preceding twelve months; and one year has elapsed since the Company has filed current “Form 10 information” with the Securities and Exchange Commission reflecting that is no longer a shell company. If these conditions are satisfied, then our shareholders can resell their securities subject to all other applicable Rule 144 conditions. See “Market for Common Equity and Related Stockholder Matters - Rule 144 Shares”.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are currently traded on the Pink Sheets or the OTCBB. A “penny stock” is generally defined by regulations of the SEC as an equity security with a market price of less than $5.00 per share, unless the security is listed for trading on certain exchanges and subject to certain exemptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Since our common stock is currently deemed a penny stock, this may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Shares eligible for sale or convertible into shares in the future could negatively affect our stock price and dilute shareholders.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of December 31, 2011, we had 44,646,539 issued and outstanding shares of common stock of which our officers and directors hold or control 10,503,117 shares of common stock, pursuant to Rule 13d-3 under the Exchange Act. We may also issue and/or register additional shares, options, or warrants in the future in connection with acquisitions, compensation or otherwise. We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of these shares for future sale will have on the market price of our common stock.

The issuance of preferred stock could change control of the company.

Our articles of incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors. Our articles of incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, optional or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights. In the event of issuance, preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company. Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this registration statement that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates”, “projects”, “plans”, “believes”, “expects”, “anticipates”, “intends”, or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

our ability to attract and retain management;

•

our growth strategies;

•

anticipated trends in our business;

•

our future results of operations;

•

our ability to make or develop and maintain distribution arrangements;

•

our liquidity and ability to finance our product development, marketing and advertising activities;

•

the timing, cost and research for proposed products;

•

estimates regarding future net revenues;

•

planned capital expenditures (including the amount and nature thereof);

•

our financial position, business strategy and other plans and objectives for future operations;

•

the possibility that research and development or marketing of our products may involve unexpected costs; competition;

•

the ability of our management team to execute its plans to meet its goals;

•

general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•

other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this prospectus attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling security holders. We will not receive any proceeds from the sale of shares of common stock in this offering. We could receive up to $2,443,000 in the event any options or warrants are exercised. There are no assurances that any options or warrants will be exercised. We will use the proceeds from the exercise of the warrants for general corporate purposes, which may include, among other things, product development, advertising (including media expense), working capital needs and other general corporate purposes, including sales and marketing expenditures. Specific allocation of the potential use of proceeds is contingent upon the actual amount realized. The Company reserves the right to change the projected allocations depending upon the amounts ultimately realized and level of success (positive cash flows) on future product launches.

MARKET FOR COMMON STOCK AND RELATED MATTERS

Market Information

There is a limited public market for the shares of our common stock. Since our merger with Hyperlocal, our stock has been thinly traded. There can be no assurance that a liquid market for our common stock will ever develop.

Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Our common stock is quoted on the OTC Markets under the symbol MMAX. Quotation commenced during the quarter ended June 2009. The range of closing prices for our common stock, as reported on the OTC Markets during each quarter since June 2009 was as follows. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
June 30, 2009	$ 0.02	$ 0.02
September 30, 2009	$ 0.02	$ 0.02
December 31, 2009	$ 0.02	$ 0.02
March 31, 2010	$ 0.05	$ 0.02
June 30, 2010	$ 0.85	$ 0.40
September 30, 2010	$ 0.50	$ 0.16
December 31, 2010	$ 0.16	$ 0.08
March 31, 2011	$ 0.43	$ 0.11
June 30, 2011	$ 0.35	$ 0.15
September 30, 2011	$ 0.37	$ 0.20
December 31, 2011	$ 0.26	$ 0.07

On __________, 2012, our common stock had a closing price of $ 0.____.

Holders

As of December 31, 2011, there were approximately 115 security holders of record of our common stock.

Transfer Agent and Registrant

Our transfer agent is Empire Stock Transfer, Inc., located at 1859 Whitney Mesa Drive, Henderson, Nevada. Our transfer agent’s telephone number is 702-818-5898.

Penny Stock Considerations

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

Former Shell Company

At certain periods prior to our merger with Hyperlocal, our company was deemed to be a “shell company”. In general, Rule 144 requires restricted securities to be held for a particular length of time and prescribes the conditions which must be satisfied prior to the sale of the securities. The Securities and Exchange Commission codified a staff interpretation relating to the treatment of the securities of former shell companies, of which we are one. Under the amendments, Rule 144 is not available for the resale of securities initially issued by a shell company (reporting or non-reporting) or a former shell company. Therefore, the securities held by our shareholders can be resold only through a resale registration statement unless certain conditions are met. The majority of our current shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred: (1) we have ceased to be a shell company; (2) we are subject to the reporting requirements of the Exchange Act; (3) we have filed all Exchange Act reports required for the past 12 months; and (4) a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non- shell company.

Dividend Policy

We have not declared any cash dividends on our common stock. Our Board of Directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings, if any, for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing in this registration statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” in this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

MMAX is presently in the development stage of its business and management can provide no assurances that the Company will be successful in developing its business. On March 16, 2011, MMAX completed its agreement and plan of merger  to acquire Hyperlocal Marketing, LLC, a Florida limited liability company (“Hyperlocal”), pursuant to which Hyperlocal merged with and into HLM Paymeon, Inc., a Florida corporation and wholly owned subsidiary of MMAX. Pursuant to the terms of the merger agreement, Tommy Habeeb resigned as our chief executive officer and director and Edward Cespedes was appointed to serve as our chief executive officer and director. Under the terms of the merger agreement, the Hyperlocal members received 20,789,395 shares of MMAX common stock, which equal approximately 50.1% of the total shares of MMAX issued and outstanding following the merger on a fully diluted basis. In accordance with ASC Topic 360-10-45-15, Hyperlocal is considered the accounting acquirer and MMAX is considered the accounting acquiree. Hyperlocal was organized in January 2010 and has nominal revenues since its inception.

Business Overview

We own and operate products aimed at the location-based marketing industry. We develop and market products that provide merchants and consumers with mobile marketing services and offers, including but not limited to, mobile coupons, mobile business cards, mobile websites, use of SMS short codes and contest management.

Since inception, we have incurred net operating losses. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of our products which included the general and administrative expenses associated with its organization and product development. We expect operating losses to continue, mainly due to the anticipated expenses associated with the marketing of the Hyperlocal products.

We have developed “PayMeOn”, a product designed to offer its customers “social income” potential through the purchase and referral of “coupon-style” deals through its mobile and web interfaces. The PayMeOn product will pay customers that refer “coupon-style” deals a “payout” amount for successful referrals (referrals that result in a purchase). “Payout” amounts come from our monetary share of the deals we offer. Offering “payout” amounts on our deals cause PayMeOn to have an additional expense that our competitors do not have. We manage this competitive disadvantage by striving to keep our overhead costs low. While our competitors invest in large numbers of employees dedicated to securing “deals” to offer their customers, PayMeOn has chosen to partner for most of its deal offerings, including, but not limited to an agreement with Adility, Inc. By partnering for our deals, we are able to offer deals in a substantial number of cities (more than 40 currently), while maintaining a very small internal deal acquisition team (currently 1 person). We believe that we will be able to offer competitive “payout” amounts because of our low internal overhead and because we believe that the cash incentive will result in higher “sharing” rates among our customers. By “sharing” rates, we mean the number of deals that PayMeOn members share with their contacts. We believe that PayMeOn deals will be shared often because of the potential for cash earnings for members that share them. PayMeOn intends to derive its “net revenue” from the difference of what it charges consumers for a particular “deal” and what it owes merchants and third parties as their share of a particular deal. The difference is PayMeOn’s net revenue. PayMeOn establishes a “payout” amount for each of the deals it offers from its share of the net revenue. PayMeOn users earn their “social income” from the payout amount established by PayMeOn. Because PayMeOn sources most of its deal offerings from a third party, such as, Adility, Inc., PayMeOn does not control the “share” of the revenue it retains versus the amount due the merchant and due to the third party provider. PayMeOn does control which deals it chooses to offer its customers and can choose not to offer certain deals. While our third party relationships will reduce our margins, we believe that because of our low cost structure, specifically the need for fewer personnel dedicated to deal acquisition relative to our competitors, our ultimate “net revenue” should be competitive and allow for PayMeOn to set payout amounts attractive enough to encourage members to share deals.

Our Hyperlocal Platform also supports multiple text messaging services such as WAP, MMS and XHTML, runs on a commercial grade mobile marketing platform used by the National Football League, Major League Baseball and others and operates with all major mobile carriers, including AT&T, Sprint, T-Mobile and Verizon. The fully-integrated interface allows for web-based monitoring of customers. It provides access to real-time statistics for each customer’s account, including incoming and outgoing messages, number of keywords, credits, account status and more.

Our operations are currently conducted principally through our wholly-owned subsidiary, HLM PayMeOn, Inc.

Critical Accounting Policies and Estimates

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from the sale of keywords over the period the keywords are purchased for exclusive use, usually one year.

The Company recognizes revenue from setup fees in accordance with Topic 13, which requires the fees to be deferred and amortized over the term of the agreements. Revenue from the sale of bulk text messages sales are recognized at the time messages are delivered. Revenue from monthly membership fees are recorded during the month the membership is earned.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or a change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset

Results of Operations

Hyperlocal was formed and commenced operations on January 22, 2010, as a development stage company. Accordingly, year over year comparisons and analysis are not meaningful for the nine month period ending September 30, 2010, as compared to the nine month period ending September 30, 2011. Revenues for the three months ended September 30, 2011, totaled $7,285 and were principally derived from sales of the Company’s Hyperlocal mobile text marketing packages to small businesses and from incremental text purchases from subscribers to the mobile text marketing packages. A small amount of sales were derived from our PayMeOn business, which is still in its development stage. Revenues for the three months ended September 30, 2010, were $13,176 and substantially all revenues were derived from Hyperlocal mobile text marketing packages.

Operating expenses for the three months ended September 30, 2011, totaled $738,499. Operating expenses were largely made up of a $529,462 non cash expense primarily related to the issuance of warrants issued to certain consultants and service providers in consideration of marketing, business and general consulting services. Operating expenses for the three months ended September 30, 2010, totaled $53,826, the majority of which was related to payroll and payroll taxes $28,628 travel and entertainment $9.786 and general and administrative expenses $10,606. The Company expects to incur continued marketing expenses in the near and medium term in pursuit of market share. Necessary marketing spending could curtail the Company’s ability to generate profits in the near and medium term. A summary of the operating expenses for the three months ended September 30, 2011, is included below:

•

professional fees of $7,106 primarily related to legal and accounting expenses associated with the operations of our business and SEC reporting;

•

web development and hosting in the amount of $17,435 primarily related to the development and hosting of the Company’s PayMeOn infrastructure;

•

payroll and payroll taxes of $119,409;

•

consulting fees of $529,462 primarily relating to the issuance of warrants to consultants as discussed above;

•

travel and entertainment in the amount of $9,135;

•

general and administrative expenses of $50,817; and

•

Marketing expenses of $5,135.

Revenues for the nine months ended September 30, 2011, totaled $25,928, of which approximately $21,878 were derived from Hyperlocal mobile text marketing packages and approximately $4,050 were derived from PayMeOn related sales. Operating expenses for the nine months ended September 30, 2011, totaled $1,064,139. A summary of other operating expenses is included below:

•

professional fees of $94,646 primarily related to legal and accounting expenses associated with the Merger Agreement, the operations of our business and SEC reporting;

•

web development and hosting in the amount of $55,546 primarily related to the development and hosting of the Company’s PayMeOn infrastructure;

•

payroll and payroll taxes of $213,171;

•

consulting fees of $584,673 primarily relating to non cash expense relating to the issuance of warrants in consideration of consulting services to be provided by third parties, as discussed above;

•

travel and entertainment in the amount of $22,156;

•

general and administrative expenses of $84,336; and

•

Marketing expenses of $8,157.

For the period from inception (January 22, 2010) through September 30, 2011, we had revenues of $54,901 which $50,851 were primarily derived from the sale of the Company’s Hyperlocal mobile text marketing packages and approximately $4,050 from PayMeOn related sales. Operating expenses for the period from inception through September 30, 2011 were $1,347,448 primarily consisting of the following:

•

professional fees of $96,426 for the reasons set forth above;

•

web development and hosting in the amount of $76,168 primarily related to the Company’s Hyperlocal mobile text marketing business, and the development and hosting of the Company’s PayMeOn websites and mobile application;

•

payroll and payroll taxes of $312,044;

•

consulting fees of $696,346, for the reasons set forth above;

•

travel and entertainment in the amount of $48,343;

•

general and administrative expenses of $107,500 primarily consisting of licenses, accounting and other general and administrative expenses for the Hyperlocal mobile text marketing business; and

•

Marketing expenses of $9,167.

Liquidity and Capital Resources

At September 30, 2011, we had a cash balance of approximately $130,554. At September 30, 2011 we had working capital of $96,608 and an accumulated deficit of $1,343,848. We require additional working capital. See “Plan of Operations” below.

From March 2011 through June 2011, the Company privately sold an aggregate of 2,210,000 shares of restricted shares of common stock to 13 accredited investors for gross proceeds of $276,250. During July and August the Company received subscriptions for the purchase of an aggregate of 2,080,000 shares of its common stock from 11 subscribers at a purchase price of $0.125 per share for gross proceeds of $260,000. The proceeds from the private placements shall be used for the continued development of Hyperlocal and PayMeOn products and general working capital purposes. The private placements were conducted by the Company’s president and CEO and no fees or commissions were paid in connection with the private placement (excluding $8,788 in offering costs). See Note 6 and Note 9 to the unaudited financial statements.

Since inception, the Company has incurred net operating losses and used cash in operations. As of September 30, 2011, the Company had a net loss from inception of $1,343,848. The Company has dedicated substantial resources required to research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development. The Company expects to incur continued marketing expenses in the near and medium term in pursuit of market share. Necessary marketing spending could curtail the Company’s ability to generate profits in the near and medium term. Furthermore, we require working capital to fund the anticipated costs of this registration statement. We expect operating losses to continue, mainly due to the continued costs and expenses associated with development of our business and marketing of the Hyperlocal and PayMeOn products. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

On January 3, 2012, the Company entered into an agreement to issue secured convertible promissory notes in the aggregate principal amount of up to $125,000 (the “Notes”) to certain accredited investors. The Notes bear interest at an annual rate of 7% and are payable on or before 12 months from the date of issuance. The Notes are secured by all of the assets of the Company and includes customary provisions concerning events of default.  In addition, the Notes may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.125 per share, subject to adjustment.  On January 3, 2012 the Company received $25,000 in gross proceeds.  The Company intends to use the proceeds from the Notes for working capital purposes.

Plan of Operations

We intend on continuing our efforts primarily towards completing development of the Company’s PayMeOn products. We expect to continue marketing our Hyperlocal Marketing platform and products, but primarily as bundled or complimentary additions to our PayMeOn product. As our development efforts come to fruition, we will focus our efforts on developing sales and distribution channels for PayMeOn. We will primarily focus our sales and distribution efforts on developing partnerships with third-party sales companies and on developing partnerships with businesses that have large databases they wish to monetize in the local, group buying or “deals” space. We completed a substantial portion of the primary development of the PayMeOn product during the third quarter 2011. Though the product has been “deployed” in beta since the second quarter and we have already generated some small revenue from PayMeOn, we have now completed updates to PayMeOn’s iphone and android mobile applications, additions to our payment tracking databases and implemented additional reporting capabilities, as well as other technical improvements to the product. We believe that there will be minimal new product development going forward and expect only to dedicate resources to maintenance, update and repair of existing products for the near future. Though we will always monitor the competitive landscape for indications that we may need to develop new and additional products and will develop new products as necessary to remain competitive, we expect to primarily focus on accelerating our sales efforts during the first quarter of 2012. Current working capital is not sufficient to maintain our current operations and there is no assurance that future sales and marketing efforts will be successful enough to achieve the level of revenue sufficient to provide cash to sustain operations. To the extent such revenues and corresponding cash flows do not materialize, we will attempt to fund working capital requirements through third party financing, including a private placement of our securities. In the absence of revenues, we currently believe we require a minimum of $500,000 to maintain our current operations through 2012. We cannot provide any assurances that required capital will be obtained or that the terms of such required capital may be acceptable to us. If we are unable to obtain adequate financing, we may reduce our operating activities until sufficient funding is secured or revenues are generated to support operating activities.

Recent Accounting Pronouncements

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements. In April 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. In May 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs. The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income. In June 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recency of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

BUSINESS

Business Overview

Prior to the Merger Agreement, we operated with the intention of commercializing acquired mixed martial arts television programming (“MMAX Fights”) and related intellectual property rights and promoting live mixed martial arts combat events throughout Latin America and primarily in Mexico. While our distributor has secured distribution of 39 episodes (three seasons) of the MMAX Fights one hour television series on a limited basis in Puerto Rico, we do not anticipate generating any material revenues, if any, from the MMAX Fights. MMAX is presently in the development stage of its business and management can provide no assurances that the Company will be successful in developing its business. As a result of the merger, we principally engage in the operations of Hyperlocal, a development stage company that owns and operates products aimed at the location-based marketing industry. Hyperlocal develops and markets products that provide merchants and consumers with mobile marketing services and offers, including but not limited to, mobile coupons, mobile business cards, mobile websites, use of SMS short codes and contest management. Hyperlocal was organized in January 2010. Hyperlocal has nominal revenues since its inception.

Since inception, Hyperlocal has incurred net operating losses. As of December 31, 2010, Hyperlocal had a net loss of approximately $254,336 and negative working capital of approximately $6,889. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Hyperlocal products which included the general and administrative expenses associated with its organization and product development. We expect operating losses to continue, mainly due to the anticipated expenses associated with the marketing of the Hyperlocal products.

Hyperlocal supports multiple text messaging services such as WAP, MMS and XHTML, runs on a commercial grade mobile marketing platform used by the National Football League, Major League Baseball and others and operates with all major mobile carriers, including AT&T, Sprint, T-Mobile and Verizon. The fully-integrated interface allows for web-based monitoring of customers. It provides access to real-time statistics for each customer’s account, including incoming and outgoing messages, number of keywords, credits, account status and more.

Hyperlocal has also developed “PayMeOn”, a product designed to offer its customers income potential through the purchase and referral of “coupon-style” deals through its mobile and web interfaces.

Marketing Opportunity

Hyperlocal was created to address the opportunities developing in the “Hyperlocal” market. The “Hyperlocal” market is also known as, “the location-based market”, “the proximity market”, and the “mobile advertising market”. The opportunity revolves around new methods of reaching customers “in context” wherever they might be, whenever they might be there, based on the ubiquitous penetration of mobile devices.

As reported by the CTIA Wireless Association in 2010, mobile device penetration (mobile phones, feature phones and smart phones) is over 90% in the United States, with “smart phones” (iphones, droid phones, etc) currently representing just over 20% of all devices (as reported by Comscore Datagem) – but growing the fastest.

This penetration indicates that most young people and adults have a mobile device with them at all times and would be potential customers for products and services being developed in this market. We believe that we can capitalize by being an early provider of these products and services to merchants and provide customers with opportunities to receive income for referring coupons. Four out of five teens carry a wireless device, and the majority (57%) view their cell phone as the key to their social life (Source: CTIA Wireless Association). We believe that merchants can build brand awareness, increase sales, or reward loyalty by adopting mobile marketing strategies that tap the mobile phones power of immediacy.

As is typical in fast-growing new marketing segments, lots of different companies that provide lots of different products and services have been incorporated. This has resulted in a highly “fragmented” situation with few large players and lots of unbranded small players with a vast array of products and services. Some of the offerings in the Hyperlocal market today include:

text platforms	short code sales	short code development
premium keyword sales	mobile websites	mobile coupons
mobile banner advertising	mobile lead generation	application development
application marketing

We believe the Hyperlocal market is highly important to the future of large media businesses as more and more of consumer Internet “time spent” moves to mobile devices and to “location based applications”.

Description of Products and Services

We are developing and offering a full suite of mobile marketing “platform” services to businesses. All our products and services fall broadly into the mobile marketing category; however, we plan to separate our business into two parts: (1) “PayMeOn” products and services and (2) Hyperlocal Mobile Marketing Platform products and services. We currently focus the majority of our time and attention to the development and marketing of our PayMeOn products and services.

PayMeOn

PayMeOn consumers will be able to browse “deal” coupons, purchase them, and most importantly, share them in exchange for cash payments from the web and from our PayMeOn mobile application. PayMeOn operates in the “social income” space. We define social income as income or benefits derived from referring or recommending products to people in your network(s). The fundamental driver of the PayMeOn product is the opportunity for users to earn money through referrals. Many products and services are sold over the Internet today through recommendations or referrals. Social networks have allowed users to connect seamlessly and have become powerful platforms for “friends” to connect, share, and recommend products that are “imbedded” in the networking experience. We believe that users should be paid for their successful referrals. We call these payments “social income”. We believe that the ubiquitous adoption of mobile phones has created portable and “real time” social networks that can be monetized.

Successful sharing can result in income for users, highlighted on a “per deal” basis with the offers. We intend to make referral payments to users through PayPal and by check. We believe that earnings above $10.00 per month will be very meaningful income to PayMeOn users. PayMeOn derives its “net revenue” from the difference of what it charges consumers for a particular “deal” and what it owes merchants as their share of a particular deal.  The difference is PayMeOn’s net revenue.  PayMeOn establishes a “payout” amount for each of the deals it offers from its share of the next revenue.  PayMeOn users earn their “social income” from the payout amount established by PayMeOn.

We believe the success of PayMeOn will depend on (1) the quality of deals in many markets, and (2) the quantity of users. Under an agreement dated November 2010, we have partnered with Adility, Inc., a third party provider of deals throughout the United States. Adility negotiates “deals” with all types of merchants and “feeds” them to PayMeOn via an application program interface (API). This relationship provides PayMeOn with deals across the country that it can market to its users. PayMeOn is also in discussions with other third-party providers of deals and is reviewing the creation of its own internal “deal getter” team. By advertising deals in the local markets they are offered, PayMeOn can also leverage Adility to attract new users. The agreement was for an initial term of one year and automatically renews for subsequent one year terms unless either party informs the other party of its intent not to renew at least 30 days prior to the then current expiration date. Under the agreement we will generally pay a fee to the deal vendor equal to 50% of the gross transaction revenue. We pay also Adility a transaction fee equal to the greater of 20% of the net transaction revenue generated from the purchase of any deal by a customer and $2.00. “Net Transaction Revenue” is the price paid for a deal, minus the fees paid to the deal vendor.

The second part of the marketing plan for PayMeOn is called, “leading with the application”. That is, marketing primarily aimed at attracting mobile application users. We believe this will be a powerful approach, as these users will be driven more by their desire to earn money than anything else. This will lead them to share as many deals as possible (as opposed to “leading with deals” where the primary goal of the user is to purchase a great deal) in pursuit of potential payouts.

Finally, PayMeOn is integrating its offering with the Hyperlocal Marketing Platform to provide merchants with mobile marketing and advertising services. PayMeOn is creating “packages” that offer merchants full access and use of the mobile marketing platform, as well as the ability to offer daily deals.  PayMeOn expects to begin offering merchants integrated packages in the first quarter of 2012.

The Hyperlocal Mobile Marketing Platform

The Hyperlocal Mobile Marketing Platform is designed to provide local merchants with a mobile marketing platform. The platform acquires and retains the customer’s mobile phone number and the merchant is able to market via text to the customer from the platform in the future. “Keyword” driven accounts are created for merchants on the Hyperlocal Mobile Marketing Platform. Keywords are descriptive words created for the merchant in the system that are “marketed” at the point of sale or in print or online advertising to customers.  For example, a customer might enter a restaurant called “Stephs”. When the customer enters the restaurant, they see a sign that reads, “to join our VIP club, text “stephs” to 41513”. When the customer texts the keyword (“stephs”) into the system, he/she is “opting in” to that merchant’s account on the mobile marketing platform.

The platform also provides the merchant with various other capabilities, including the ability to run contests for members, create mobile websites and other useful applications.

The Hyperlocal Mobile Marketing Platform is marketed primarily to small businesses in various categories, including but not limited to restaurants, automotive supply and repair shops, spas, specialty retail and medical offices. Pricing for the “retail” platform is typically comprised of a one-time setup fee, a monthly fee for use of the platform with amounts of “texts” included, and text packages for merchants that desire to use more texts in their marketing than their packages provide. Hyperlocal also intends to use the platform in a “proprietary” fashion and will market “premium keywords” for sale and “operate” certain premium keywords to enter the lead generation market. “Premium keywords” are very specific words that are often considered more valuable to marketers. Sometimes “premium keywords” are industry specific, such as “travel”, “rent”, “legal” and “loan”.  Sometimes marketers are willing to pay a premium for use of “premium keywords” they consider to be more effective in their marketing. For prices starting as low as $29.95 per month, merchants are offered access to Hyperlocal’s platform that includes. Merchants use the platform in a variety of ways by marketing “keywords” that drive consumer interest:

•

Mobile coupons

•

Calls to action (text “MMAX” to 41513 to view a working demonstration)

•

Brand engagement (voting, contests, polling)

•

Geotargeted ads (travel, rental cars)

•

Send alerts, sales related notifications

•

Appointment reminders

•

Audience interactions (concerts, conferences, airports)

The “retail” platform business is marketed primarily to small businesses in various categories, including but not limited to restaurants, automotive supply and repair shops, spas, specialty retail and medical offices. Pricing for the “retail” platform is typically comprised of a one-time setup fee, a monthly fee for use of the platform with amounts of “texts” included, and text packages for merchants that desire to use more texts in their marketing than their packages provide.

Hyperlocal also intends to use the platform in a “proprietary” fashion and will market “premium keywords” for sale and “operate” certain premium keywords to enter the lead generation market. “Premium keywords” are very specific words that are often considered more valuable to marketers. Sometimes “premium keywords” are industry specific, such as “travel”, “rent”, “legal” and “loan”. Sometimes marketers are willing to pay a premium for use of “premium keywords” they consider to be more effective in their marketing.

We believe an opportunity for the platform business is to reach small businesses at the right “price point”. Hyperlocal is currently working two direct sales channels for this product: door to door and telemarketing. Hyperlocal is also developing other sales channels, including its own, independent sales personnel and web based sales.

Management believes that much like premium domain names are an asset that can be developed for the web, premium keywords can be developed as valuable mobile marketing assets. Hyperlocal has secured a portfolio of keywords across several verticals including, but not limited to travel, finance, legal, health, autos, games and maps.

Competition

The location based marketing industry is a new, fragmented and competitive industry. Furthermore, the marketing industry in general is a large and competitive industry. In the United States and throughout the world, the marketing industry has a diverse set of channels, including direct mail, tele-marketing, television, radio, newspaper, magazines and the recently developed mobile and web-based markets. The list of market leaders fluctuates constantly. Many competitors are large and have significantly greater financial, marketing and other resources than our company.

Intellectual Property

We have recently applied for U.S. trademark protection on the term “social income”. We have not applied for any other U.S. trademarks and, except for common law rights, currently do not hold any other intellectual property rights on the products we have developed. We have secured the following domain names: paymeon.com; paymeon.net; paymeon.tv; paymeon.org; paymeon.biz; paymeon.mobi; paymeon.co; paymeon.tel; paymeon.us; hyperloc.com; Hyperlocalmarketing.net; Hlmllc.com; and Hlmllc.net.

Employees

We currently employ four full time employees. We maintain a satisfactory working relationship with our employees and have not experienced any labor disputes or any difficulty in recruiting staff for operations.

Legal Proceedings

We are currently not subject to any legal proceedings.

Facilities

Our principal offices are located at 511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301. We occupy this space for a term of one year, which commenced on April 1, 2011, at a cost of approximately $2,915 per month. The offices are approximately 2,500 square feet and are sufficient to support our current and anticipated operations.

DIVIDEND POLICY

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

REPORT TO SHAREHOLDERS

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and file current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required.

LEGAL PROCEEDINGS

We are not currently subject to any material legal proceedings.

MANAGEMENT

Executive Officers

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus. Directors are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualify. Executive officers are appointed by our Board of Directors and their term of office is at the discretion of our board.

Name	Age	Position

Edward Cespedes	45	Director, Chief Executive Officer and Principal Financial Officer

Edward Cespedes

Edward Cespedes has served as sole officer and director since March 2011. Edward A. Cespedes, age 45, is the founder and chief executive officer of Hyperlocal. Mr. Cespedes has served as the Vice Chairman of Tralliance Registry Management Corporation, the company that manages the .travel domain for the global Internet since 2009 and was Tralliance’s Chief Executive Officer from 2006 through 2009. Mr. Cespedes has served as President of theglobe.com (OTCBB: TGLO) since June 2002 and as a director of theglobe.com, Inc. since 1997. Mr. Cespedes also serves as theglobe.com’s Chief Financial Officer. Mr. Cespedes is also the President of E&C Capital Ventures, Inc., the general partner of E&C Capital Partners LLP. Mr. Cespedes served as the Vice Chairman of Prime Ventures, LLC, from May 2000 to February 2002. From August 2000 to August 2001, Mr. Cespedes served as the President of the Dr. Koop Lifecare Corporation (formerly Nasdaq: KOOP) and was a member of the Company’s Board of Directors from January 2001 to December 2001. From 1996 to 2000, Mr. Cespedes was a Managing Director of Dancing Bear Investments, Inc., a private investment company. Concurrent with his position at Dancing Bear Investments, Inc., from 1998 to 2000, Mr. Cespedes also served as Vice President for corporate development for theglobe.com where he had primary responsibility for all mergers, acquisitions, and capital markets activities. In 1996, Mr. Cespedes was the Director of Corporate Finance for Alamo Rent-A-Car. From 1988 to 1996, Mr. Cespedes worked for J.P. Morgan and Company, where he focused on mergers and acquisitions. He is the founder of the Columbia University Hamilton Associates, a foundation for university academic endowments. Mr. Cespedes is also a member of the Board of Governors for the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University and an honorary board member of the Special Olympics of Broward County. Mr. Cespedes received a Bachelor’s degree in International Relations from Columbia University in 1988.

Directors

Our Board of Directors consists of 1 member: Edward Cespedes.

Committees of the Board of Directors

We have not established any committees including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. We are a development stage company and have been unable to attract qualified independent directors to serve on our board. Our board of directors consists of only one member, and has not delegated any of its functions to committees. The entire board of directors acts as our audit committee as permitted under Section 3(a)(58)(B) of the Exchange Act. Our board of directors reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. Further, as we are currently quoted on the OTC Markets, we are not subject to any exchange rule which includes qualitative requirements mandating the establishment of any particular committees. We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors. Given the nature of our operations, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors are an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

–

understands generally accepted accounting principles and financial statements;

–

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

–

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

–

understands internal controls over financial reporting; and

–

understands audit committee functions.

While the OTC Markets does not impose any qualitative standards requiring companies to have independent directors or requiring that one or more of its directors be audit committee financial experts, it is our intent to expand our Board of Directors to include independent directors as well as one or more directors who satisfy the conditions to be considered audit committee financial experts. At that time we intend to establish an Audit Committee of our Board of Directors.

Director Compensation

None of our directors receive any compensation for their services as a member of the Board of Directors.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions”, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the last two completed fiscal years for:

•

our principal executive officer or other individual serving in a similar capacity;

•

our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2010 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934; and

•

up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2010.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers”. No officer received compensation during 2009.

Name	Years	Salary ($)	Bonus($)	Stock Awards($)		All Other Compensation($)	Total ($)

Edward Cespedes[1]	2010	$11,000	$—	$0	[2]	$—	$11,000
	2011[6]	$82,400	$18,750	$—		$—	$101,150	[7]

Tommy Habeeb[3]	2010	$62,500	$—	$381,802	[4]	$—	$444,302

J. Chad Guidry[5]	2010	$—	$—	$—		$—	$—
	2009	$—	$—	—		$—	$—

———————

1

Mr. Cespedes currently serves as Chief Executive Officer. Compensation paid by Hyperlocal.

2

Excludes shares of common stock issued pursuant to the merger agreement with Hyperlocal.

3

Mr. Habeeb served as President and Chief Executive Officer of our legal acquirer (accounting acquiree) from February 2010 through March 2011.

4

Includes 1,090,862 shares of common stock issued to Mr. Habeeb on February 1, 2010 in connection with an employment agreement.

5

Mr. Guidry served as an executive officer of our legal acquirer (accounting acquiree) from 2006 through the three months ended March 31, 2010.

6

The Compensation disclosure for fiscal year ended December 31, 2011 depends on assumptions used in the financial statements for the year ended December 31, 2011, and those financial statements have not been audited as of the date of this prospectus.

7

Approximately $29,200 of the total has been accrued.

Employment Agreements

Effective August 15, 2011, the Company entered into an executive employment agreement with Edward Cespedes. Under the terms of the executive employment agreement, Mr. Cespedes has agreed to serve as our chief executive officer. The term of the agreement is one year; however, the agreement shall continue on a day to day basis following the one year term unless the Company or Mr. Cespedes provides written notice to the other party not to further extend the agreement. The agreement provides for an initial base salary of $250,000 per year with an increase at the discretion of the board of directors, paid vacation of at least four weeks per year and a reimbursement of all reasonable expenses. Mr. Cespedes is eligible to receive increases and annual cash incentive bonuses and shall be paid a guaranteed annual bonus of a minimum of $50,000 and is eligible for greater bonus payments depending on the Company’s performance. Mr. Cespedes is also eligible to participate in benefit and incentive programs we may offer. Under the agreement, Mr. Cespedes is required to devote sufficient time to the Company as required to satisfactorily perform his duties. As previously disclosed, we have also entered into an indemnification agreement with Mr. Cespedes.

We may terminate the agreement at any time, with or without due cause. “Due cause” is defined as Mr. Cespedes’ final conviction or plea of guilty or no contest to a felony involving moral turpitude or willful misconduct that is materially and demonstratably injurious economically to the Company. We may also terminate the agreement upon Mr. Cespedes’ death and, if as a result of Mr. Cespedes’ incapacity due to physical or mental illness, Mr. Cespedes, having been substantially unable to perform his duties for three consecutive months, we may terminate Mr. Cespedes for disability upon 30-days written notice.

Mr. Cespedes may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Cespedes’ base salary, guaranteed bonus or bonus opportunity; relocation of the Company’s principal executive offices to a location more than 25 miles outside of Fort Lauderdale, Florida; change of control of the Company; or any other breach of a material provision of the agreement by the Company.

In the event Mr. Cespedes is terminated without cause or by Mr. Cespedes for good reason, the Company shall pay Mr. Cespedes within five days of such termination, all accrued benefits and a lump sum cash payment equal to ten times the sum of Mr. Cespedes’ base salary and highest annual bonus. Furthermore, the Company shall maintain in full force and effect, for the continued benefit of Mr. Cespedes, his spouse and dependents, for a period of ten years following the date of termination, all health, dental and life insurance programs in which Mr. Cespedes, his spouse and his dependents were participating immediately prior to the date of termination. In addition, Mr. Cespedes shall be entitled to reimbursement for all reasonable expenses incurred, but not paid prior to termination and shall be entitled to any other rights, compensation and/or benefits as may be due to Mr. Cespedes. Furthermore, with respect to all equity awards granted to Mr. Cespedes, all such rewards shall immediately vest and Mr. Cespedes shall be permitted to exercise any and all such rights until the earlier of the third anniversary of the date of termination and the expiration term of such awards. Any restricted stock held by Mr. Cespedes shall become immediately vested as of the date of termination.

In the event of termination of Mr. Cespedes for cause or by Mr. Cespedes without good reason, the Company shall pay Mr. Cespedes his accrued benefits, reimburse Mr. Cespedes for reasonable expenses incurred, but not paid prior to such termination date and Mr. Cespedes shall be entitled to any other rights, compensation and/or benefits as may be due to Mr. Cespedes.

In the event of termination for disability, Mr. Cespedes shall receive his accrued benefits for a period of one year. In addition, he shall be reimbursed for all reasonable expenses incurred, but not paid prior to the termination date and Mr. Cespedes shall be entitled to any other rights, compensation and/or benefits as may be due to Mr. Cespedes. In the event employment is terminated due to Mr. Cespedes’ death, the Company shall pay a lump sum to Mr. Cespedes’ beneficiary of his accrued benefits and shall provide Mr. Cespedes’ spouse and dependents with continued benefits for ten years. Mr. Cespedes’ beneficiary shall also be reimbursed for all reasonable expenses incurred, but not paid prior to Mr. Cespedes’ death and shall be entitled to any other rights, compensation and benefits as may be due to any such beneficiaries.

Except as otherwise disclosed above, we have not entered into employment agreements with, nor have we authorized any payments upon termination or change-in-control to any of our executive officers or key employees.

How Compensation for our Directors and Executive Officers was Determined

None of our directors receive any compensation for their services as a member of the Board of Directors. Our chief executive officer, Edward Cespedes, is compensated as per his employment agreement entered into on August 15, 2011. Mr. Cespedes is an experienced executive and we believe his compensation is commensurate with executives of publicly traded entities with similar background and experience.

Outstanding Equity Awards At December 31, 2010 Fiscal Year-End

None.

Grants of Plan Based Awards

None.

Equity Compensation Plan Information

None.

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•

breach of the director’s duty of loyalty to us or our shareholders;

•

acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•

a transaction from which our director received an improper benefit; or

•

an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, we are currently not a part to any related party transaction, including transaction in which:

•

the amounts involved exceeded or will exceed the lesser or $120,000 or 1% of the average of our Company’s total assets at year end for the last two fiscal years; and

•

a director, executive officer or holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

During 2010, our sole officer and director contributed $9,057 of salary to the Company. The amount was recorded as an in-kind contribution. During the six months ended June 30, 2011, the Company borrowed $1,389 from our sole officer and director to pay operating expenses. The loan was subsequently repaid without interest. We believe that these transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Currently, we have no independent directors on our Board of Directors, and therefore have no formal procedures in effect for reviewing and pre-approving any transactions between us, our directors, officers and other affiliates. We will use our best efforts to insure that all transactions are on terms at least as favorable to the Company as we would negotiate with unrelated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of December 31, 2011, held by any person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted below, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o our corporate offices at 511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Applicable percentage of ownership is based on 44,646,539 shares of common stock outstanding as of December 31, 2011 together with securities exercisable or convertible into shares of common stock within sixty (60) days of December 31, 2011 for each stockholder.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Ownership
Edward Cespedes	10,503,117	(1)	23.6%
Ronald Suster(2)	2,494,404		5.6%
All officers and directors	10,503,117	(1)	23.6%
as a group (1 person)

———————

(1)

Shares held by Edward A. Cespedes Revocable Trust dated August 22, 2007, beneficially owned and controlled by Edward Cespedes as trustee. Ownership excludes 436,036 shares held in trust for the benefit of his children. Mr. Cespedes disclaims beneficial ownership of his children’s shares. Address is 417 N.E. 12th Avenue, Fort Lauderdale, Florida 33301.

(2)

Address is 2111 Aberdeen Drive, Euclid, Ohio 44143.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation, as amended, authorize us to issue up to 195,000,000 shares of common stock, par value $0.001. At December 31, 2011, we had issued and outstanding 44,646,539 shares of common stock issued and outstanding of which, 10,503,117 shares or approximately 24% is owned or controlled by our officers and directors.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share, pro rata, all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to 5,000,000 shares of preferred stock and to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. There are no shares of preferred stock issued or outstanding as of the date of this prospectus.

Common Stock Purchase Warrants and Options

On March 24, 2011, the Company granted a warrant exercisable to purchase 500,000 shares of the Company’s common stock at a price per share of $0.25 for a period of three years. The warrant was issued pursuant to the terms of an advisory services agreement.

On July 7, 2011, the Company granted options to purchase 200,000 shares of its common stock having an exercise price of $0.26 per share to a consultant. Options to purchase 100,000 shares are exercisable upon the date of grant and the remaining options to purchase 100,000 shares are exercisable six months from the date of grant. The options expire on July 7, 2012. The options were issued pursuant to the terms of an advisory services agreement.

On July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to a consultant at an exercise price of $0.26 per share. The options vest immediately. The options expire on July 7, 2013. The options were issued pursuant to the terms of an advisory services agreement.

On July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to an employee at an exercise price of $0.26 per share. The options vest immediately. The options expire on July 7, 2013. The options were issued pursuant to the terms of an option agreement.

During September we granted options to purchase 300,000 shares of common stock to a consultant exercisable at $0.18 per share. The options were issued in partial consideration of marketing services. The options are exercisable for a period of 3 years.

During September 2011 the Company has granted warrants to purchase an aggregate of 10,000,000 shares of common stock to 8 consultants. The warrants are exercisable for a period of 3 years at prices ranging from $0.16 per share to $0.23 per share. The warrants were issued in consideration of business consulting services. There are 2,000,000 warrants exercisable at $0.16 per share that are currently vested. None of the warrants exercisable at $0.23 are currently vested. Warrants exercisable at $0.23 vest as follows: warrants to purchase 2,665,999 shares vest on September 8, 2012; warrants to purchase 2,666,001 shares vest on September 8, 2013; and warrants to purchase 2,668,000 shares vest on September 8, 2014.

SELLING SECURITY HOLDERS

At December 31, 2011, we had 44,646,539 shares of common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 31,461,621 shares of common stock by the selling security holders listed below and their pledges, donees and other successors in interest, which includes up to 20,261,621 shares of common stock presently issued and outstanding; and up to 11,200,000 shares of common stock issuable upon the possible exercise of options and warrants. The following table set forth:

•

The name of each selling security holder;

•

The number of common shares owned; and

•

The number of common shares being registered for resale by the selling security holder.

We will not receive any of the proceeds from the sale of common stock covered under this prospectus. To the extent the warrants or options are exercised on a cash basis, we will receive proceeds of the exercise price. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Exchange during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of December 31, 2011, assuming the exercise of all of the options and warrants held by the selling security holders on that date. The third column lists the shares of common stock beneficially owned, inclusive of securities underlying options and warrants, being offered pursuant to this prospectus by each of the selling security holders. The fourth column lists the number of shares that will be beneficially owned by the selling security holders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of December 31, 2011 but not offered hereby are not sold. All selling security holders listed below are eligible to sell their shares.

Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.

Except as indicated in the footnotes to the table, no Selling Security Holder has had any material relationship with us or our predecessors or affiliates during the last three years.

Name of Selling Security Holder	Number of Shares beneficially owned		Shares to be offered	Shares to be owned after offering	% to be owned after offering
Merger
Edward A. Cespedes Revocable Trust dated August 22, 2007(1)	10,503,117		5,034,909	5,468,208	12.2%
Trust for Benefit of Caroline Grace Cespedes UTA August 2, 2007(2)	218,018		218,018	---	---
Trust for Benefit of Edward Michael Cespedes UTA August 2, 2007(3)	218,018		218,018	---	---
Michael S. Egan Living Trust(4)	386,037		386,037	---	---
Kent Clothier	386,037		386,037	---	---
Frederick Middleton	48,612		48,612	---	---
Blake Ruderman	965,091		965,091	---	---
Patricia L. Chase	386,037		386,037	---	---
Mike Kennelty	350,292		350,292	---	---
Charles Fox Miller	89,360		89,360	---	---
Glenwood Capital Corporation(5)	790,913		790,913	---	---
Rustin Kluge	965,091		965,091	---	---
Frank R. Parker, IV	115,811		115,811	---	---
Noah Liiv	38,604		38,604	---	---
Monte S. Cahn 2009 Revocable Trust(29) dated 02-24-2009	772,073		772,073	---	---
Christopher D. Montmeny	656,262		656,262	---	---
Paul Levine	1,881,929		1,881,929	---	---
Robert W. Gritter	529,014		529,014	---	---
Schachter Family Limited Partnership(6)	772,073		772,073	---	---
James Radice	364,506	(15)	364,506	---	---
Philip M. Verde	77,207		77,207	---	---
Joel & Jennifer Perlmutter	142,977		142,977	---	---
George H. Aslanian	25,000		25,000	---	---
Other Issuances
Pearlman & Pearlman LLC(7)	100,000		100,000	---	---
Greg Bloom	250,000		250,000	---	---
Joseph Metcalfe	120,000		120,000	---	---
Kavita Channe	20,000		20,000	---	---
Horizon Interactive, LLC(8)	500,000	(8)	500,000	---	---
Private Placement Subscribers
Philip Gutman	82,308		82,308	---	---
Ronald Suster	740,769		740,769	---	---

Clyde Berg	411,538		411,538		---	---
Arthur J. Tacopino	102,885		102,885		---	---
John F. Riccardi, Jr.	102,885		102,885		---	---
Barbara Mishan	102,885		102,885		---	---
Sehba Kudiya	123,462		123,462		---	---
Meyers Associates LP Pension 1(9)	123,462		123,462		---	---
Meridian Venture Group(10)	61,731		61,731		---	---
Siegrist Family Revocable Living Trust(11)	205,769		205,769		---	---
Andy T. Moy	102,885		102,885		---	---
Makana Merchandising, Inc. (12)	102,885		102,885		---	---
Jack Kennelty	10,286		10,286		---	---
Paul Sallarulo	180,000	(16)	1,180,000	(17)
Alvin J. Nassar	1,200,000	(18)	2,500,000	(19)	---	---
James Hamway and Carole Hamway	200,000		200,000		---	---
James Morrell	200,000		200,000		---	---
Bradley R. Twait	200,000		200,000		---	---
Sound Harbor Associates LLC (13)	400,000		400,000		---	---
Kyle Stanley	200,000		200,000		---	---
57 Hendricks Isle LLC(14)	200,000		200,000		---	---
Matt Sailor	200,000		200,000		---	---
Andrew Giannopulous	200,000		200,000		---	---
Option and Warrant Holders
Andrew Nassar	0		650,000	(20)	---	---
Kevin Nassar	0		650,000	(21)	---	---
Olivia Knudsen	0		650,000	(22)	---	---
Photios Cougentakis	1,000,000	(23)	2,300,000	(24)	---	---
Elizabeth Cougentakis	0		1,950,000	(25)	---	---
Pointe Capital Advisors, Inc.	0		500,000	(26)	---	---
Gennadiy Borisov	100,000	(27)	200,000	(28)	---	---

———————

*

Represents less than 1.0%

1.

Voting and dispositive control held by Edward A. Cespedes. Mr. Cespedes serves as officer and director of our company.

2.

Voting and dispositive control held by Stephanie Litofsky, Robert A. Giannini and Daniel G. Walsh.

3.

Voting and dispositive control held by Stephanie Litofsky, Robert A. Giannini and Daniel G. Walsh.

4.

Voting and dispositive control held by Michael S. Egan.

5.

Voting and dispositive control held by Peter S. Chung.

6.

Voting and dispositive control held by Ben L. Schachter.

7.

Voting and dispositive control held by Brian Pearlman.

8.

Voting and dispositive control held by Howard Dvorkin. Also includes options to purchase up to 300,000 shares of common stock exercisable at $0.18 per share.

9.

Voting and dispositive control held by Bruce Meyers.

10.

Voting and dispositive control held by Shahid Khan.

11.

Voting and dispositive control held by James Siegrist.

12.

Voting and dispositive control held by Heidi A. Mizera.

13.

Voting and dispositive control held by Photios Cougentakis.

14.

Voting and dispositive control held by James J. Atria.

15.

Includes options to purchase 100,000 shares of common stock exercisable at $0.26 per share.

16.

Includes 100,000 shares of common stock underlying options exercisable at $0.26 per share.

17.

Includes 100,000 shares of common stock underlying options exercisable at $0.26 per share. Also includes an aggregate of 1,000,000 shares of common stock underlying warrants exercisable at $0.23 per share, warrants to purchase 333,333 shares vesting on September 8, 2012, warrants to purchase 333,333 shares vesting on September 8, 2013 and warrants to purchase 333,334 shares vesting on September 8, 2014.

18.

Includes 1,000,000 shares of common stock underlying a warrant exercisable at $0.16 per share.

19.

Includes 1,000,000 shares of common stock underlying a warrant exercisable at $0.16 per share. Also includes 1,083,000 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2012 and 217,000 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2013.

20.

Includes 288,667 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2013 and 361,333 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2014.

21.

Includes 288,667 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2013 and 361,333 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2014.

22.

Includes 288,667 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2013 and 361,333 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2014.

23.

Includes 1,000,000 shares of common stock underlying a warrant exercisable at $0.16 per share.

24.

Includes 1,000,000 shares of common stock underlying a warrant exercisable at $0.16 per share. Also, includes 1,083,000 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2012 and 217,000 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2013.

25.

Includes 866,000 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2013 and 1,084,000 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2014.

26.

Voting and dispositive control held by James Morrell. Includes 166,666 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2012, 166,667 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2013 and 166,667 shares of common stock underlying a warrant exercisable at $0.23 per share vesting on September 8, 2014.

27.

Includes 100,000 shares of common stock underlying a warrant exercisable at $0.26 per share.

28.

Includes 100,000 shares of common stock underlying a warrant exercisable at $0.26 per share. Also includes 100,000 shares of common stock underlying a warrant exercisable at $0.26 per share vesting January 7, 2012.

29.

Voting and dispositive control held by Monte S. Cahn.

PLAN OF DISTRIBUTION

The selling security holders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling security holders will offer their shares at prevailing market prices on the OTC Markets or privately negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•

facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling security holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling security holders, but excluding brokerage commissions or underwriter discounts.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling security holders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling security holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. In the event that any of the selling security holders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling security holders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Quintairos, Prieto, Wood & Boyer, P.A. (QPWB), Fort Lauderdale, Florida. Affiliates of QPWB have been issued an aggregate of 150,000 shares of common stock in consideration of legal services rendered.

EXPERTS

The balance sheet of MMAX Media, Inc. (f/k/a Hyperlocal Marketing, LLC) from inception through December 31, 2010 and the related statement of operations, and members equity, and cash flows from inception, January 22, 2010 to December 31, 2010 appearing in this prospectus and registration statement have been so included in reliance on the Report of Webb & Company, P.A., an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 or via the Internet at http://www.sec.gov.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MMAX MEDIA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2011
(RESTATED) (UNAUDITED) AND AS OF DECEMBER 31, 2010	F-2

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS (RESTATED) ENDED SEPTEMBER 30, 2011, THE THREE MONTHS ENDED SEPTEMBER 30, 2010, THE PERIOD FROM JANUARY 22, 2010 (INCEPTION) TO SEPTEMBER 30, 2010, AND FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION) TO SEPTEMBER 30, 2011 (UNAUDITED) (RESTATED)

F-3

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION) TO SEPTEMBER 30, 2011 (UNAUDITED) (RESTATED)	F-4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 RESTATED), THE PERIOD JANUARY 22, 2010 (INCEPTION) TO SEPTEMBER 30, 2010, AND FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION) TO SEPTEMBER 30, 2011(UNAUDITED) (RESTATED)

F-5

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	F-6

HYPERLOCAL MARKETING, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-16

BALANCE SHEET DECEMBER 31, 2010	F-17

STATEMENT OF OPERATIONS AND MEMBERS EQUITY FOR THE PERIOD FROM
JANUARY 22, 2010 (INCEPTION) TO DECEMBER 31, 2010	F-18

STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)
TO DECEMBER 31, 2010	F-19

NOTES TO FINANCIAL STATEMENTS	F-20

MMAX MEDIA, INC AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited) (As Restated Note 5)
ASSETS

CURRENT ASSETS
Cash	$130,554	$13,989
Prepaid expenses	6,600	2,082

TOTAL CURRENT ASSETS	137,154	16,071

COMPUTER EQUIPMENT AND WEBSITE COSTS, NET	23,652	25,283

OTHER ASSETS
Deposits	4,290	-

TOTAL OTHER ASSETS	4,290	-

TOTAL ASSETS	$165,096	$41,354

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$9,356	$3,000
Accrued expenses	29,066	-
Deferred revenue	124	4,960
Note Payable	2,000	15,000

TOTAL CURRENT LIABILITIES	40,546	22,960

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding, respectively	-	-
Common stock, $0.001 par value, 195,000,000 shares authorized, 44,646,539 and 20,582,076 shares issued and outstanding, respectively	44,645	20,580
Additional paid in capital	1,423,753	252,150
Accumulated deficit during development stage	(1,343,848)	(254,336)
TOTAL STOCKHOLDERS’ EQUITY	124,550	18,394

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$165,096	$41,354

See accompanying notes to condensed consolidated unaudited financial statements

MMAX MEDIA INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2010	For the Nine Months Ended September 30, 2011	For the Period from January 22, 2010 (Inception) to September 30, 2010	For the Period from January 22, 2010 (Inception) to September 30, 2011
			(As Restated Note 5)		(As Restated Note 5)
Revenue
Service Revenue, net	$7,285	$13,176	$25,928	$17,731	$54,901

OPERATING EXPENSES
Professional fees	7,106	775	94,646	1,780	96,426
Web development and hosting	17,435	1,473	55,546	9,487	76,168
Marketing	5,135	1,028	8,157	3,022	9,167
Payroll and payroll taxes	119,409	28,628	213,171	80,767	312,044
Consulting	529,462	1,530	584,673	2,568	696,346
Travel and entertainment	9,135	9,786	22,156	18,581	48,343
Impairment of intangible assets	-	-	1,454	-	1,454
General and administrative	50,817	10,606	84,336	17,593	107,500
Total Operating Expenses	738,499	53,826	1,064,139	133,798	1,347,448

NET LOSS FROM OPERATIONS	(731,214)	(40,650)	(1,038,211)	(116,067)	(1,292,547)

OTHER EXPENSES
Liquidated damages	-	-	16,575	-	16,575
Interest expense	-	-	34,726	-	34,726
Total other expenses	-	-	51,301	-	51,301

Net loss before provision for income taxes	(731,214)	(40,650)	(1,089,512)	(116,067)	(1,343,848)

Provision for Income Taxes	-	-	-	-	-

NET LOSS	$(731,214)	$(40,650)	$(1,089,512)	$(116,067)	$(1,343,848)

Net loss per share - basic and diluted	$(0.02)	$(0.00)	$(0.03)	$(0.01)	$(0.05)

Weighted average number of shares outstanding during the period - basic and diluted	43,245,232	19,436,879	34,487,551	18,071,203	26,104,137

See accompanying notes to condensed consolidated unaudited financial statements

MMAX MEDIA, INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION) TO SEPTEMBER 30, 2011

 (UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit During Development Stage	Total Stockholders' Equity
	Shares	Par Value	Shares	Par Value

Balance January 22, 2010 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance of stock for cash (founders)	-	-	14,370,816	14,370	(14,332)	-	38

Issuance of stock for cash	-	-	5,420,333	5,420	147,580	-	153,000

Issuance of stock for services	-	-	790,927	790	109,845	-	110,635

In contribution of services	-	-	-	-	9,057	-	9,057

Net Loss	-	-	-	-	-	(254,336)	(254,336)

Balance, December 31, 2010	-	-	20,582,076	20,580	252,150	(254,336)	18,394

Stock issued for services	-	-	427,319	427	86,573	-	87,000

Issuance of stock for Purchase of MMAX Media, Inc.	638,602	638	12,403,374	12,403	(22,073)	-	(9,032)

Issuance of stock for cash, net of expenses $8,788	-	-	4,290,000	4,290	523,172	-	527,462

Issuance for loan conversion	-	-	394,000	394	48,856	-	49,250

Issuance of stock for legal services	-	-	100,000	100	12,400	-	12,500

Issuance of stock for liquidated damages			63,750	64	16,511	-	16,575

Warrants issued to consultants for services	-	-	-	-	511,913	-	511,913

Conversion of preferred stock to common stock	(638,602)	(638)	6,386,020	6,387	(5,749)	-	-

Net Loss for the nine months ended September 30, 2011	-	-	-	-	-	(1,089,512)	(1,089,512)

Balance, September 30, 2011 (Restated)	-	$-	44,646,539	$44,645	$1,423,753	$(1,343,848)	$124,550

See accompanying notes to condensed consolidated unaudited financial statements

MMAX MEDIA, INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30, 2011	For the Period From January 22, 2010 (Inception) to September 30, 2010	For the Period From January 22, 2010 (Inception) to September 30, 2011
	(As Restated Note 5)		(As Restated Note 5)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,089,512)	$(116,067)	$(1,343,848)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution	-	8,244	119,730
Depreciation	6,786	329	8,947
Impairment of license	1,454	-	1,454
Warrants issued for services	511,913	-	511,913
Common stock issued for services	95,000	-	95,000
Stock based compensation to note holders for interest	34,250	-	34,250
Changes in operating assets and liabilities:
Decrease / (increase) in prepaid expenses	(18)	-	(2,100)
Increase in accounts payable	22,848	-	25,848
Increase in liquidated damages	16,575	-	16,575
(Decrease) / increase in deferred revenue	(4,836)	-	124
Net Cash Used In Operating Activities	(405,540)	(107,494)	(532,107)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Deposits	(4,290)	-	(4,290)
Purchase of computer equipment and website	(5,155)	(4,958)	(32,599)
Cash acquired in acquisition	4,088	-	4,088
Net Cash Used In Investing Activities	(5,357)	(4,958)	(32,801)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable	30,000	-	45,000
Repayment of notes payable	(30,000)	-	(30,000)
Sale of common stock	527,462	142,962	680,462
Net Cash Provided By Financing Activities	527,462	142,962	695,462

NET INCREASE IN CASH	116,565	30,510	130,554

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	13,989	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$130,554	$30,510	$130,554

Supplemental disclosure of non cash investing & financing activities
Cash paid for income taxes	$-	$-	$-
Cash paid for interest expense	$-	$-	$-
License	$1,454	$-	$1,454
Accounts payable and accrued liabilities	$14,573	$-	$14,573

On March 16, 2011, the Company issued 144,000 shares of common stock in exchange for a note payable of $15,000 with a beneficial conversion feature valued at $3,000.

On March 16, 2011, the Company issued 12,403,374 common shares and 638,602 preferred shares for the acquisition of MMAX Media, Inc.

See accompanying notes to condensed consolidated unaudited financial statements

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

(A)

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair consolidated financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B)

Organization

On March 16, 2011 (the “Closing Date”) MMAX Media, Inc. (“MMAX”) completed its agreement and plan of merger (the “Merger Agreement”) to acquire Hyperlocal Marketing, LLC, a Florida limited liability company (“Hyperlocal”), pursuant to which Hyperlocal merged with and into HLM Paymeon, Inc., a Florida corporation and wholly owned subsidiary of MMAX. Under the terms of the Merger Agreement, the Hyperlocal members received 20,789,395 shares of MMAX common stock, which equal approximately 50.1% of the total shares of MMAX issued and outstanding following the merger on a fully diluted basis. In accordance with ASC Topic 360-10-45-15, the transaction is accounted for as a reverse acquisition and Hyperlocal is considered the accounting acquirer and the acquiree is MMAX since the members of Hyperlocal obtained voting and management control of MMAX and the transaction has been accounted as a reverse merger.

Hyperlocal Marketing, LLC was originally organized in the State of Florida on January 22, 2010. The Company has focused its efforts on organizational activities, raising capital, software development and evaluating operational opportunities.

Hyperlocal is a development stage company that owns and operates products aimed at the location-based marketing industry. Hyperlocal develops and markets products that provide merchants and consumers with mobile marketing services and offers, including but not limited to, mobile coupons, mobile business cards, mobile websites, use of SMS short codes and contest management. Hyperlocal has nominal revenues since its inception. Hyperlocal has also developed “PayMeOn”, a product designed to offer its customers income potential through the purchase and referral of “coupon-style” deals through its mobile and web interfaces

MMAX Media, Inc. and its wholly owned subsidiaries are herein referred to as the “Company”.

(C)

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of MMAX Media, Inc. from the acquisition date of March 16, 2011 to June 30, 2011 and its wholly owned subsidiaries, Hyperlocal Marketing, LLC. and HLM Paymeon, Inc. from January 22, 2010 (inception) through September 30, 2011. All intercompany accounts have been eliminated in the consolidation.

(D)

Going Concern

Since inception, the Company has incurred net operating losses and used cash in operations. As of September 30, 2011, the Company had an accumulated deficit of $1,343,848 and used cash in operations of $532,107 from inception. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development and the impairment of licenses in the amount $1,454.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)

Cash and Cash Equivalents

The Company considers investments that have original maturities of three months or less when purchased to be cash equivalents.

(B)

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of website costs, stock based compensation and any beneficial conversion features on convertible debt.

(C)

Fair value measurements and Fair value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

(D)

Computer Equipment and Website Costs

Computer Equipment and Website Costs are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is three years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized.

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company has adopted the provisions of ASC 350-50-15, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

(E)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or a change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

(F)

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G)

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from the sale of keywords over the period the keywords are purchased for exclusive use, usually one year.

The Company recognizes revenue from setup fees in accordance with Topic 13, which requires the fees to be deferred and amortized over the term of the agreements. Revenue from the sale of bulk text messages sales are recognized at the time messages are delivered. Revenue from monthly membership fees are recorded during the month the membership is earned.

(H)

Segments

The Company operates in one segment and therefore segment information is not presented.

(I)

Loss Per Share

The basic loss per share is calculated by dividing the Company's net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As of September 30, 2011 there are no preferred shares outstanding. The Company has 11,200,000 shares issuable upon the exercise of warrants that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive. There are no dilutive securities outstanding as of September 30, 2011.

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements. In April 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. In May 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs. The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income. In June 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recent of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

NOTE 4 – LICENSES

On February 1, 2010, the Company entered into a distribution license agreement valued at $4,363. Accumulated amortization for the distribution license was $2,909 as of June 30, 2011. The unamortized amount of $1,454 was impaired and expensed during the quarter ended June 30, 2011.

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 5 – RESTATEMENT

On January 6, 2012, as a result of comments received by the Securities and Exchange Commission, the Company determined that the merger with Hyperlocal Marketing, LLC should be treated as a reverse merger and not as an acquisition. The Company has restated its financial statements to reflect this basis of accounting.

	September 30, 2011
Changes to Condensed Consolidated Balance Sheet	As Previously Reported	Adjustment	As Restated

Additional Paid In Capital	$6,128,857	$(4,705,104)	$1,423,753

Deficit Accumulated during the development stage	$(6,048,952)	$4,705,104	$(1,343,848)

	Nine Months Ended September 30, 2011
Changes to Condensed Consolidated Statement of Operations	As Previously Reported	Adjustment	As Restated

Impairment of Intangible Assets	$4,706,558	$(4,705,104)	$1,454

Net Loss	$(5,794,616)	$4,705,104	$(1,089,512)

Net loss per share – basic and diluted	$(0.17)	$0.14	$(0.03)

	For the Period From January 22, 2010 (Inception) to September 30, 2011
Changes to Condensed Consolidated Statement of Operations	As Previously Reported	Adjustment	As Restated

Impairment of Intangible Assets	$4,706,558	$4,705,104	$$1,454

Net Loss	$(6,048,952)	$4,705,104	$(1,343,848)

Net Loss per Share – basic and diluted	$(.023)	$0.18	$(0.05)

	Nine Months Ended September 30, 2011
Changes to Condensed Consolidated Statement of Cash Flows	As Previously Reported	Adjustment	As Restated

Net Loss	$(5,794,616)	$4,705,104	$(1,089,512)

Impairment of Goodwill	$4,705,104	$(4,705,104)	$-

	For the Period From January 22, 2010 (Inception) to September 30, 2011
Changes to Condensed Consolidated Statement of Cash Flows	As Previously Reported	Adjustment	As Restated

Net Loss	$(6,048,952)	$4,705,104	$(1,343,848)

Impairment of Goodwill	$4,705,104	$(4,705,104)	$-

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 6 – LIQUIDATED DAMAGES

Pursuant to the Company’s private placement completed during the six months ended June 30, 2011 in the gross amount of $276,250, as of June 30, 2011 purchasers under the private placement (the “Holders”) are entitled to liquidated damages if a registration statement covering the resale of the 2,210,000 shares of common stock sold under the private placement (the “Registrable Securities”) is not filed within 60 days of the termination date of the private placement and declared effective within 180 days of the termination date. The Company shall make pro rata payments to each Holder, in an amount equal to 1.0% of the aggregate amount invested by such Holder (based upon the number of Registrable Securities then owned by such Holder) for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed or effective (the “Blackout Period”). Such payments shall constitute the Holder’s exclusive monetary remedy for such events, but shall not affect the right of the Holder to seek injunctive relief. The amounts payable as liquidated damages shall be paid monthly within ten (10) business days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each holder at the sole option of the Company in either cash or shares of Common Stock. Furthermore, the damages payable to each holder shall not exceed 6% of the aggregate amount invested by such Holder. At September 30, 2011, the Company has not filed the required registration statement and issued a total of 63,750 shares of common stock value at $16,575 ($.26 per share) as payment for liquidated damages.

NOTE 7 – NOTES PAYABLE

In December and September 2010, the Company issued unsecured, non-interest bearing, due on demand notes for $8,000 and $16,000, respectively. During the quarter ended December 31, 2010 the Company repaid $22,000. As of September 30, 2011, the outstanding principal balance of the notes was $2,000.

On December 5, 2010, the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable upon demand by the holder after March 10, 2011. As additional consideration the holder is entitled to receive 100,000 shares of common stock in a newly formed entity if the Company completed the merger by March 10, 2011. If the Company completed the merger after March 10, 2011 the holder is entitled to 150,000 shares of common stock in the newly formed entity. If the Company did not complete the merger, the holder is not entitled to any shares of common stock. The Company completed the Merger on March 16, 2011 and issued 150,000 shares of common stock valued at a recent cash offering price of $18,750 ($.125 per share) as additional consideration. The Company repaid the note on March 23, 2011. On January 21, 2011, the Company borrowed $15,000 pursuant to a convertible note payable. The note bears interest at a rate of 10% per annum and is payable July 20, 2011. If the Company completes the merger prior to July 20, 2011 the note and accrued interest automatically converts into 144,000 shares of common stock in the newly formed entity. If the Company has not completed the merger by July 20, 2011, the note and accrued interest is due the holder. On March 16, 2011, the Company completed the merger and issued 144,000 shares of common stock value at a recent cash offering price of $18,000 ($.125 per share) for principal of $15,000. On March 16, 2011, when the loan became convertible and was repaid, the Company recorded a beneficial conversion expense of $3,000 in interest expense and paid accrued interest of $99.

On February 3, 2011, the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable upon demand by the holder after March 10, 2011. As additional consideration the holder is entitled to receive 100,000 shares of common stock in the newly formed entity if the Company completed the merger by March 10, 2011. If the Company completed the merger after March 10, 2011, the holder is entitled to 150,000 shares of common stock in the newly formed entity.

The Company completed the Merger on March 16, 2011, and issued 100,000 shares of common stock valued at a recent cash offering price of $12,500 ($.125 per share) as additional consideration. The Company repaid the note on March 23, 2011.

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

During January 2011, the Company entered into a two year software development and marketing agreement with a software developer. The agreement requires the developer to develop an application to use the Company’s product in an iPhone application. The agreement requires the application to reach one of the following milestones; 200,000 downloads or 10,000 gift certificate purchases within 60 days of the application becoming available. The developer is entitled to 3% of the gross sales of the gift certificates and the issuance of 207,319 shares of common stock of the Company upon meeting the milestone. In January 2011, the Company amended the agreement to remove the milestones and issued the developer 207,319 shares of common stock valued at a recent cash offering cost of $29,000 ($0.14 per share). As of September 30, 2011, there were no amounts owed.

On August 15, 2011, the Company entered into an employment agreement with its Chief Executive Officer. The agreement is for a period of one year and automatically extends for one day each day until either party notifies the other not to further extend the employment period, provides for an annual base salary totaling $250,000 and annual bonuses based on pre-tax operating income, as defined, for an annual minimum of $50,000 in total. During the three months ended September 30, 2011, the Company recorded a salary expense of $ 33,963 including the prorated portions of the minimum annual bonus of $2,524. Accrued compensation at September 30, 2011, was $6,868.

NOTE 9 – STOCKHOLDERS EQUITY

The Company is authorized to issue up to 195,000,000 shares of common stock, par value $0.001, and up to 5,000,000 shares of convertible preferred stock, par value $0.001.

Each share of the convertible preferred stock can be exchanged for ten (10) shares of common stock of the Company.

During January 2010, the Company issued 14,370,816 shares to founders for services. The shares were valued at the fair value on the date of grant of $38 ($.000003 per share).

During March 2010, the Company issued 5,134,375 shares for cash of $133,000 ($.026 per share).

During June 2010, the Company issued 285,958 shares for cash of $20,000 ($.07 per share).

During 2010, the Company issued 790,927 shares for services with a fair value on the date of grant of $110,635 ($.14 per share).

During 2010, a related party shareholder contributed $9,057 of salary back to the Company. The amount was recorded as an in-kind contribution by the shareholder.

During January 2011, the Company issued 207,319 shares of common stock for software development with a fair value of $29,000, based on a recent cash offering price ($.139 per share).

On March 16, 2011 (the “Closing Date”) the Company was deemed to have issued 638,602 convertible preferred shares and 12,403,374 common shares for the acquisition of 100% of MMAX Media, Inc. (“MMAX”) pursuant to a reverse acquisition and recapitalization.

On the Closing Date March 16, 2011, the Company completed a private placement (the “Private Placement”) and sold an aggregate of 2,000,000 shares of restricted shares of Common Stock to 10 accredited investors for gross proceeds of $26,250 ($.125 per share) and paid direct offering costs of $8,788.

From the period March 17, 2011 to June 30, 2011 the Company sold an additional 210,000 shares of common stock for gross proceeds of $286,250 ($.125 per share).

During the six months ended June 30, 2011, the Company issued 100,000 shares of common stock for legal services with a fair value of $12,500 based on a recent cash offering price ($.125 per share).

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 9 – STOCKHOLDERS EQUITY (CONTINUED)

During the six months ended June 30, 2011, the Company issued 144,000 shares of common stock for the conversion of a note payable of $15,000. In addition the Company recorded a beneficial conversion expense of $3,000 based on a recent cash offering price ($.125 per share).

During the six months ended June 30, 2011, the Company issued 250,000 shares of common stock for financing costs on notes payable of $31,250 based on a recent cash offering price ($.125 per share) (see note 7).

On May 11, 2011, 176,335 shares of convertible preferred stock were converted into 1,763,350 shares of common stock.

On June 30, 2011, 184,534 shares of convertible preferred stock were converted into 1,845,340 shares of common stock.

On July 1, 2011, the Company issued 20,000 shares of common stock for services with a fair value of $6,000 ($.30 per share).

On July 12, 2011, 193,576 shares of convertible preferred stock were converted into 1,935,760 shares of common stock.

On August 11, 2011, 84,157 shares of convertible preferred stock were converted into 841,570 shares of common stock.

On July 7, 2011, the Company granted options to purchase 200,000 shares of its common stock having an exercise price of $0.26 per share to a consultant.  Options to purchase 100,000 shares are exercisable upon the date of grant and the remaining options to purchase 100,000 shares are exercisable six months from the date of grant. The options expire on July 7, 2012.  The Options were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 173%, risk free interest rate of .0%, and expected life of 1 year. For the three and nine months ended September 30, 2011 the Company expensed $23,895.

On September July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to a consultant at an exercise price of $0.26 per share.  The options vest immediately.  The options expire on July 7, 2013.  The Options were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 173%, risk free interest rate of .0%, and expected life of 1 year. For the three and nine months ended September 30, 2011, the Company expensed $15,930.

During July and August the Company received subscriptions for the purchase of an aggregate of 2,080,000 shares of its common stock from 11 subscribers at a purchase price of $0.125 per share for gross proceeds of $260,000. No fees or commissions were paid in connection with the subscriptions.

On September 30, 2011, the Company has issued a total of 63,750 shares of common stock value at $16,575 ($.26 per share) as payment for liquidated damages.

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 9 – STOCKHOLDERS EQUITY (CONTINUED)

Warrants

The following tables summarize all warrant grants to consultants for the six months ended June 30, 2011, and the related changes during these periods are presented below. No stock options were granted during the six months ended June 30, 2011.

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at December 31, 2010	—	—
Granted	11,200,000	$0.22
Exercised	—
Expired	—
Balance at September 30, 2011	11,200,000	$0.22
Warrants Exercisable at September 30, 2011	11,200,000	$0.22
Weighted Average Fair Value of Warrants Granted During 2011		$0.22

The following table summarizes information about options and warrants for the Company as of September 30, 2011:

	2011 Warrants Outstanding			Warrants Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2011	Weighted Average Remaining Contractual	Weighted Average Exercise Price	Number Exercisable at September 30 2011	Weighted Average Exercise Price
$.16 to $.26	11,200,000	2.86	$0.22	500,000	$0.25

On March 24, 2011, the Company granted 500,000 three year warrants having an exercise price of $0.25 per share to a consultant for services. The warrants vest immediately. The Options were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 72%, risk free interest rate of .72%, and expected life of 2 years. For the three and nine months ended September 30, 2011 the Company expensed $0 and $15,930, respectively their fair value.

On July 7, 2011, the Company granted options to purchase 200,000 shares of its common stock having an exercise price of $0.26 per share to a consultant. Options to purchase 100,000 shares are exercisable upon the date of grant and the remaining options to purchase 100,000 shares are exercisable six months from the date of grant. The options expire on July 7, 2012. The Options were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 173%, risk free interest rate of ..0% and expected life of 1 year. For the three and nine months ended September 30, 2011 the Company expensed $23,895, respectively their fair value.

On July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to a consultant at an exercise price of $0.26 per share. The options vest immediately. The options expire on July 7, 2013. The Options were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 173%, risk free interest rate of ..0% and expected life of 1 year. For the three and nine months ended September 30, 2011 the Company expensed $15,930, respectively their fair value.

On July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to an employee at an exercise price of $0.26 per share. The options vest immediately. The options expire on July 7, 2013.  The Options were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 173%, risk free interest rate of ..0%, and expected life of 1 year. For the three and nine months ended September 30, 2011 the Company expensed $15,930, respectively their fair value.

MMAX MEDIA, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 (UNAUDITED)

NOTE 9 – STOCKHOLDERS EQUITY (CONTINUED)

On September 9, 2011, the Company issued options to purchase 300,000 shares of its common stock to a consultant at an exercise price of $0.18 per share. The options vest immediately. The options expire on September 9, 2012.  The Options were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 182%, risk free interest rate of .12%, and expected life of 1 year. For the three and nine months ended September 30, 2011 the Company expensed $54,653 and $54,653, respectively their fair value.

NOTE 10 – RELATED PARTIES

During 2010, a related party shareholder and officer contributed $9,057 of salary to the Company. The amount was recorded as an in-kind contribution.

During the nine months ended September 30, 2011, the Company borrowed $1,389 from a related party shareholder and officer to pay operating expenses. The loan bears no interest and is due on demand.

On August 15, 2011, the Company entered into an employment agreement with its Chief Executive Officer. The agreement is for a period of one year and automatically extends for one day each day until either party notifies the other not to further extend the employment period, provides for an annual base salary totaling $250,000 and annual bonuses based on pre-tax operating income, as defined, for an annual minimum of $50,000 in total. During the three months ended September 30, 2011 the Company recorded a salary expense of $33,963 including the prorate portions of the minimum annual bonus of $2,524. Accrued compensation at September 30, 2011 was $6,868.

NOTE 11 – CONCENTRATIONS

For the nine months ended September 30, 2011 and the period from January 22, 2010 inception to September 30, 2011, one customer accounted for 42% and 20% of total sales, respectively.

Report of Independent Registered Public Accounting Firm

To the Members of:

Hyperlocal Marketing, LLC

We have audited the accompanying balance sheet of Hyperlocal Marketing, LLC at December 31, 2010, and the related statements of operations and members' equity, and cash flows for the period January 22, 2010 (Inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hyperlocal Marketing, LLC at December 31, 2010 and the results of its operations and its cash flows for the period from January 22, 2010 (Inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company reported a net loss of $254,336 and cash used in operations in 2010 of $128,303 and a working capital deficiency of $6,889. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, FL

February 4, 2011

HYPERLOCAL MARKETING, LLC

BALANCE SHEET
DECEMBER 31, 2010

ASSETS

CURRENT ASSETS

Cash	$13,989
Prepaid expenses	2,082

TOTAL CURRENT ASSETS	16,071

Computer Equipment, Net	762
Website Costs, Net	24,521

TOTAL ASSETS	$41,354

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$3,000
Deferred Revenue	4,960
Note Payable	15,000

TOTAL CURRENT LIABILITIES	22,960

COMMITMENTS AND CONTINGENCIES	-

MEMBERS' EQUITY	18,394

TOTAL LIABILITIES AND MEMBER'S EQUITY	$41,354

See accompanying notes to financial statements.

HYPERLOCAL MARKETING, LLC

STATEMENT OF OPERATIONS AND MEMBERS EQUITY
FOR THE PERIOD FROM JANUARY 22, 2010 (Inception ) TO DECEMBER 31, 2010

Revenue
Service Revenue, net	$28,973

OPERATING EXPENSES
Professional fees	1,780
Web development and hosting	20,622
Marketing	1,010
Payroll and payroll taxes	98,873
Consulting	111,673
Travel and entertainment	26,187
General and administrative	23,164
Total Operating Expenses	283,309

NET LOSS	(254,336)

MEMBERS EQUITY BEGINNING JANUARY 22, 2010	-
CAPITAL CONTRIBUTIONS	272,730
MEMBERS EQUITY DECEMBER 31, 2010	$18,394

See accompanying notes to financial statements.

HYPERLOCAL MARKETING, LLC

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 22, 2010 (Inception) TO DECEMBER 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(254,336)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution	9,057
Depreciation	425
Units issued for services	110,673
Changes in operating assets and liabilities:
Increase in prepaid expenses	(2,082)
Increase in accounts payable	3,000
Increase in deferred revenue	4,960
Net Cash Used In Operating Activities	(128,303)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of computers	(933)
Website costs	(24,775)
Net Cash Used In Investing Activities	(25,708)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from note payable	15,000
Proceeds from sale of membership interests	153,000
Net Cash Provided By Financing Activities	168,000

NET INCREASE IN CASH	13,989

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,989

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Cash paid for interest expense	$-

See accompanying notes to financial statements.

HYPERLOCAL MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)

TO DECEMBER 31, 2010

NOTE 1.

ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

(A) Organization

Hyperlocal Marketing, LLC (The Company) was originally organized in the State of Florida on January 22, 2010. The Company has focused it efforts on organizational activities, raising capital, software development and evaluating operational opportunities.

(B) Nature of Business

The Company  intends to be a subscription and advertising based seller and reseller of mobile marketing and group buying software and services to consumers and companies in the automotive, healthcare, financial services, food services, specialty retail and other industries.  Hyperlocal Marketing currently markets and sells easy to use mobile marketing services, including mobile coupons, mobile business cards, mobile websites, use of SMS short codes, contest management, and more.  The Company also has premium keyword related products and is developing additional location based applications

(C) Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company and its ability to meet its ongoing obligations. The Company has a net loss of $254,336 and net cash used in operations of $128,303 from the period January 22, 2010 (Inception) to December 31, 2010, and a working deficiency of $6,889 at December 31, 2010.

These conditions, as well as the conditions noted below, were considered when evaluating the Company’s liquidity and its ability to meet its ongoing obligations. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Cash and Cash Equivalents

The Company considers investments that have original maturities of three months or less when purchased to be cash equivalents.

(B) Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of software for impairment analysis purposes and valuation of any beneficial conversion features on convertible debt.

(C) Fair value measurements and Fair value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

HYPERLOCAL MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)

TO DECEMBER 31, 2010

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized. The cost of the software and the related accumulated amortization are removed from the accounts upon retirement of the software with any resulting loss being recorded in operations.

(D) Computer Equipment, net

Are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is three years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

(E) Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or a change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

(F) Income Taxes

As a limited liability company, the Company does not incur income taxes. Instead, its earnings are included in the members’ personal income tax returns and taxed depending on their personal tax situations.  The financial statements, therefore, do not include a provision for income taxes.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from the sale of keywords over the period the keywords are purchased for exclusive use, usually one year.

The Company recognizes revenue from setup fees at the time the initial set up is complete and no further work is required. Revenue from the sale of bulk text messages sales are recognized at the time messages are delivered. Revenue from monthly membership fees are recorded upon the monthly anniversary date of each member.

HYPERLOCAL MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)

TO DECEMBER 31, 2010

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(H) Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

In January 2010, the FASB issued Accounting Standard Update (ASU) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires additional disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2 and 3. The new disclosures are effective for the Company’s financial statements issued for interim and annual periods beginning January 1, 2010. The Company applied these disclosures in the accompanying footnotes except for non-financial assets as provided in ASC 820-10-65.

Recently Adopted Accounting Standards - The following is a summary of recent authoritative pronouncements that were adopted in the attached financial statements by the Company.

(I) Website Costs

The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

NOTE 3.

SOFTWARE COSTS

Software costs consisted of the following at December 31, 2010

Software costs	$24,775
Accumulated amortization	(254)
Impairment	-
Software costs, net	$24,521

Amortization expense for the period January 22, 2010 (Inception) to December 31, 2010, was $254.

NOTE 4.

COMPUTER EQUIPMENT, NET

Computer equipment consisted of the following at December 31, 2010

Computer equipment	$933
Accumulated depreciation	(171)
Furniture and equipment, net	$762

Depreciation expense for period January 22, 2010 (Inception) to December 31, 2010, was $171.

NOTE 5.

NOTES PAYABLE

On December 5, 2010, the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable upon demand by the holder after March 10, 2011. As additional consideration the holder is entitled to receive 100,000 shares of common stock in a newly formed entity if the Company completes a merger by March 10, 2011. If the Company completes a merger after March 10, 2011, the holder is entitled to 150,000 shares of common stock in the newly formed entity. If the Company does not complete a merger the holder is not entitled to any shares of common stock. As of December 31, 2010, the Company has not recorded any value for this contingency.

HYPERLOCAL MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)

TO DECEMBER 31, 2010

NOTE 6.

COMMITMENTS AND CONTINGENCIES

On December 5, 2010, the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable upon demand by the holder after March 10, 2011. As additional consideration the holder is entitled to 100,000 shares of common stock in a newly formed entity if the Company completes a merger by March 10, 2011. If the Company completes a merger after March 10, 2011, the holder is entitled to 150,000 shares of common stock in the newly formed entity. If the Company does not complete a merger the holder is not entitled to any shares of common stock. As of December 31, 2010, the Company has not recorded any value for this contingency.

During January 22, 2010, the Company entered into a one year consulting services agreement with a consultant to provide services related to financial services and public relations matters. The agreement requires the Company to issue 11.06 units and make cash payments of up to $100,000 based on certain milestone events and further negotiation between the parties.

During January 2011, the Company entered into a two year software development and marketing agreement with a software developer. The agreement requires the developer to develop an application to use the Company’s product in an iphone application. The agreement requires the application to reach one of the following milestones; 200,000 downloads or 10,000 gift certificate purchases within 60 days of the application becoming available. The developer is entitled to 3% of the gross sales of the gift certificates and the issuance of 2.90 units of the Company upon meeting the milestone.

NOTE 7.

MEMBER EQUITY

During January 2010, the Company issued 201.02 units to founders for services. The units were valued at the fair value on the date of grant of $38.

During March 2010, the Company issued 71.82 units for cash of $133,000.

During June 2010, the Company issued 4 units for cash of $20,000.

During January 2010, the Company issued 11.06 units for services with a fair value on the date of grant of $110,635.

During 2010, the managing member contributed $9,057 of salary back to the Company. The amount was recorded as an in-kind contribution by the managing member.

On May 31, 2010, the Company effected a 5.4 to 1 forward split of its units. The financial statements have been retroactively adjusted to reflect the unit split.

NOTE 8.

RELATED PARTIES

The Company leases employees from a Company owned by our managing member and principal unit holder. During the period ended December 31, 2010, the related party was paid $98,873.

During 2010, the Company paid $1,997 for sales commissions to a unit holder.

NOTE 9.

CONCENTRATIONS

For the period from January 22, 2010 inception to December 31, 2010, two customers accounted for 20% and 11%, respectively of net revenues.

HYPERLOCAL MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)

TO DECEMBER 31, 2010

NOTE 10.

SUBSEQUENT EVENTS

On January 21, 2011, the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable July 20, 2011. If the Company completes a merger with a public company prior to July 20, 2011 the note and accrued interest automatically convert into 144,000 shares of common stock in the newly formed entity. If the Company has not completed a merger by July 20, 2011 the note and accrued interest is due the holder.

On February 3, 2011, the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable upon demand by the holder after March 10, 2011. As additional consideration the holder is entitled to receive 100,000 shares of common stock in a newly formed entity if the Company completes a merger by March 10, 2011. If the Company completes a merger after March 10, 2011 the holder is entitled to 150,000 shares of common stock in the newly formed entity. If the Company does not complete a merger the holder is not entitled to any shares of common stock. As of December 31, 2010 the Company has not recorded any value for this contingency.

During January 2011, the Company entered into a two year software development and marketing agreement with a software developer. The agreement requires the developer to develop an application to use the Company’s product in an iphone application. The agreement requires the application to reach one of the following milestones; 200,000 downloads or 10,000 gift certificate purchases within 60 days of the application becoming available. The developer is entitled to 3% of the gross sales of the gift certificates and the issuance of 2.90 units of the Company upon meeting the milestone.

The Company evaluated subsequent events through February 4, 2011, the date the financial statements were issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.

Indemnification of Directors and Officers

Our Bylaws provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.

Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

Transfer Agent Fees	$2,500.00
SEC registration fee	1,061.01
Accounting fees and expenses	5,000.00
Legal fees and expenses	15,000.00
TOTAL *	$23,561.01

———————

*

Estimated

Item 26.

Recent Sales of Unregistered Securities

On February 1, 2010, the Company entered into agreements with 55 individuals for the issuance of a total of 3,272,598 shares of its common stock, valued at $1,145,410, in exchange for a release of claims and liability relating to certain Company assets which were concurrently assigned to the Company by the legal owners of the assets. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On February 1, 2010, the Company entered into two employment agreements with its former president and chief executive officer which required the Company to issue a total of 2,181,724 shares, valued at $763,603, to its new executives. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On February 1, 2010, the Company entered into a distribution license agreement and agreed to issue 218,172 shares of its common Stock, valued at $4,363, to an executive officer of HollywoodLaundromat.Com, Inc., the Company's former distributor. These shares were capitalized at their fair market value and will be amortized over an eighteen month period. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On March 10, 2010, the Company issued 334,180 shares of common stock pursuant to the conversion of 33,418 preferred shares of stock. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On April 20, 2010, the Company issued 361,250 shares of common stock pursuant to the conversion of 36,125 preferred shares of stock. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On May 5, 2010, the Company issued 378,950 shares of common stock pursuant to the conversion of 37,895 shares of preferred stock. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On May 13, 2010, the Company issued 397,520 shares of common stock pursuant to the conversion of 39,752 shares of preferred stock. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On May 25, 2010, the Company issued 424,100 shares of common stock pursuant to the conversion of 42,410 shares of preferred stock. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On June 16, 2010, the Company issued 444,880 shares of common stock pursuant to the conversion of 44,488 shares of preferred stock. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

On June 16, 2010, the Company sold 70,000 shares of its restricted common stock and 140,000 shares of its registered free trading common stock for cash of $63,000. The restricted shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

In December 2010, the Company issued 800,000 shares of common stock in a private placement for $100,000. The offering price of the securities was $0.125 per share. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. The shares contained a legend restricting their transferability absent registration or applicable exemption.

Pursuant to the Merger Agreement effective March 16, 2011, we issued to 26 holders of Hyperlocal membership interests 20,789,395 shares of the Company representing approximately 50.1% of the outstanding shares of the Company on a fully diluted basis in consideration of a 100% wholly owned interest in Hyperlocal. There were 26 members of Hyperlocal prior to the merger. The shares of common stock issued pursuant to the merger contain the same rights, terms and preferences as the Company’s currently issued and outstanding shares of common stock. The shares issued to the Hyperlocal members were issued under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506, promulgated thereunder. The shares contain a legend restricting transferability absent registration or applicable exemption. The Hyperlocal members received current information about the Company and had the opportunity to ask questions about the Company. All of the Hyperlocal members were deemed accredited.

During the six months ended June 30, 2011, the Company completed a private placement and sold an aggregate of 2,210,000 shares of restricted shares of Common Stock to 13 accredited investors for gross proceeds of $276,250. The proceeds from the private placement were used for the development of Hyperlocal products and general working capital purposes. The private placement was conducted by the Company’s president and no fees or commissions were paid in connection with the private placement. The shares issued to the investors were issued under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506, promulgated thereunder. The shares contain a legend restricting transferability absent registration or applicable exemption. The investors received current information about the Company and had the opportunity to ask questions about the Company. All of the investors were deemed accredited.

Effective March 16, 2011, the Company issued 144,000 shares of its common stock to a note holder pursuant to the conversion of a $15,000 promissory note issued by Hyperlocal. Such promissory note automatically converted into shares of the Company’s common stock upon closing of the Merger Agreement. The shares issued to the note holder were issued under the exemption from registration provided by Section 4(2) of the Securities Act and contain a legend restricting transferability absent registration or applicable exemption. The note holder received current information about the Company and had the opportunity to ask questions about the Company.

Effective March 16, 2011, the Company issued 250,000 shares of common stock to the holder of Hyperlocal promissory notes in the principal amount of $30,000. The shares were issued pursuant to the terms of the notes and were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The shares contain a legend restricting transferability absent registration or applicable exemption. The note holder received current information about the Company and had the opportunity to ask questions about the Company.

Effective March 16, 2011, the Company issued 100,000 shares of common stock to a service provider for legal, consulting and advisory services. The shares were issued to the consultant under the exemption from registration provided by Section 4(2) of the Securities Act and such shares contain a legend restricting transferability absent registration or applicable exemption. The service provider received current information about the Company and had the opportunity to ask questions about the Company.

Effective March 24, 2011, the Company issued a warrant exercisable to purchase 500,000 shares of the Company’s common stock at a price per share of $0.25 for a period of three years. The warrant was issued pursuant to the terms of an advisory services agreement. The warrant was issued to the service provider under the exemption from registration provided by Section 4(2) of the Securities Act and such shares contain a legend restricting transferability absent registration or applicable exemption. The service provider received current information about the Company and had the opportunity to ask questions about the Company.

On May 11, 2011, 176,335 shares of convertible preferred stock were converted into 1,763,350 shares of common stock. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act and such shares contained a legend restricting transferability absent registration or applicable exemption.

On June 30, 2011, 184,534 shares of convertible preferred stock were converted into 1,845,340 shares of common stock. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act and such shares contained a legend restricting transferability absent registration or applicable exemption.

On July 1, 2011, the Company issued 20,000 shares of common stock value at $6,000 ($.30 per share) in consideration of services provided. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act and such shares contained a legend restricting transferability absent registration or applicable exemption.

On July 12, 2011, 193,576 shares of convertible preferred stock were converted into 1,935,760 shares of common stock. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act and such shares contained a legend restricting transferability absent registration or applicable exemption.

On August 11, 2011, 84,157 shares of convertible preferred stock were converted into 841,570 shares of common stock. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act and such shares contained a legend restricting transferability absent registration or applicable exemption.

On July 7, 2011, the Company granted options to purchase 200,000 shares of its common stock having an exercise price of $0.26 per share to a consultant. Options to purchase 100,000 shares are exercisable upon the date of grant and the remaining options to purchase 100,000 shares are exercisable six months from the date of grant. The options expire on July 7, 2012. The options were issued pursuant to the terms of an advisory services agreement. The options were issued to the service provider under the exemption from registration provided by Section 4(2) of the Securities Act and such options contain a legend restricting transferability absent registration or applicable exemption. The service provider received current information about the Company and had the opportunity to ask questions about the Company.

On July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to a consultant at an exercise price of $0.26 per share. The options vest immediately. The options expire on July 7, 2013. The options were issued pursuant to the terms of an advisory services agreement. The options were issued to the service provider under the exemption from registration provided by Section 4(2) of the Securities Act and such options contain a legend restricting transferability absent registration or applicable exemption. The service provider received current information about the Company and had the opportunity to ask questions about the Company.

On July 7, 2011, the Company issued options to purchase 100,000 shares of its common stock to an employee at an exercise price of $0.26 per share. The options vest immediately. The options expire on July 7, 2013. The options were issued pursuant to the terms of an option agreement. The options were issued to the employee under the exemption from registration provided by Section 4(2) of the Securities Act and such options contain a legend restricting transferability absent registration or applicable exemption. The employee received current information about the Company and had the opportunity to ask questions about the Company.

During July and August 2011, the Company received subscriptions for the purchase of an aggregate of 2,080,000 shares of its common stock from 11 subscribers at a purchase price of $0.125 per share for gross proceeds of $260,000. No fees or commissions were paid in connection with the subscriptions. The shares issued to the investors were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The shares contain a legend restricting transferability absent registration or applicable exemption. The investors received current information about the Company and had the opportunity to ask questions about the Company. All of the investors were deemed accredited.

During September we issued options to purchase 300,000 shares of common stock to a consultant exercisable at $0.18 per share. The options were issued in partial consideration of marketing services. The options are exercisable for a period of 3 years.

During September 2011, the Company has issued warrants to purchase an aggregate of 10,000,000 shares of common stock to 8 consultants. The warrants are exercisable for a period of 3 years at prices ranging from $0.16 per share to $0.25 per share. The warrants were issued in consideration of business consulting services. The options were issued to the consultants under the exemption from registration provided by Section 4(2) of the Securities Act and such options contain a legend restricting transferability absent registration or applicable exemption. The consultants received current information about the Company and had the opportunity to ask questions about the Company.

During September 2011, the Company issued 200,000 shares of common stock and options to purchase 300,000 shares of its common stock to a service provider at an exercise price of $0.18 per share. The options vest immediately and expire 3 years from the date of issuance. The options were issued pursuant to the terms of a marketing agreement. The options were issued to the service provider under the exemption from registration provided by Section 4(2) of the Securities Act and such options contain a legend restricting transferability absent registration or applicable exemption. The service provider received current information about the Company and had the opportunity to ask questions about the Company.

Effective September 30, 2011, the Company issued an aggregate of 63,750 shares of its common stock to 13 shareholders in satisfaction of $16,750.26 of liquidated damages payable to the shareholders under subscription agreements entered into during the six months ended June 30, 2011 for failure of the Company to timely register shares held by such shareholders. The shares were issued under the exemption from registration provided by Section

4(2) of the Securities Act and such shares contain a legend restricting their transferability absent registration or applicable exemption. The shareholders were deemed accredited and had access to current information about the Company.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27.

Exhibits

Exhibit Number	Description
2.1	Merger Agreement dated February 17, 2011 (1)
3.1	Articles of Incorporation (2)
3.2	Amendment to Articles of Incorporation (2)
3.3	Amendment to Articles of Incorporation Designation of Series A Preferred Stock (2)
3.4	Amendment to Articles of Incorporation Name change (7)
3.5	Restated Bylaws of MMAX Media, Inc. *
4.1	Form of Warrant *
4.2	Form of Option *
5.1	Opinion of Quintairos, Prieto, Wood & Boyer, P.A. as to the legality of the Shares (to be filed by amendment)
10.1	Preferred Stock Lock up Agreement dated April 1, 2009(3)
10.2	Amendment to Preferred Stock Lock Up Agreement dated April 19, 2010(4)
10.3	Indemnification Agreement (5)
10.4	Lease Agreement *
10.5	Employment Agreement with Edward Cespedes(6)
10.6	Form of March 2011 Private Placement Subscription Agreement *
10.7	Agreement with Adility, Inc.
10.8	Form of Secured Convertible Promissory Note (8)
10.9	Form of General Security Agreement (8)
10.10	Form of Intellectual Property Security Agreement (8)
10.11	Form of Patent Security Agreement (8)
16.1	Letter of Former Accountant (1)
21.1	List of subsidiaries of the Company *
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Quintairos, Prieto, Wood & Boyer, P.A. (included in Exhibit 5.1)

———————

*

Previously filed

(1)

Incorporated by reference to the Company’s current report on Form 8-K filed March 21, 2011.

(2)

Incorporated by reference to the Company’s registration statement on Form S-1 filed November 4, 2008 (333-155028).

(3)

Incorporated by reference to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2009 filed on April 21, 2009.

(4)

Incorporated by reference to the Company’s current report on Form 8-K filed April 26, 2010.

(5)

Incorporated by reference to the Company’s current report on Form 8-K filed February 18, 2011.

(6)

Incorporated by reference to the Company’s current report on Form 8-K filed August 15, 2011.

(7)

Incorporated by reference to the Company’s Preliminary Information Statement on Schedule 14C as filed on February 19, 2010.

(8)

Incorporated by reference to current report on Form 8-K filed January 6, 2012.

Item 28.

Undertakings

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Fort Lauderdale, Florida on January 9, 2012.

MMAX MEDIA, INC.

By:	/s/ Edward Cespedes
Edward Cespedes
Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Cespedes	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	January 9, 2012
Edward Cespedes

EXHIBIT LIST

Exhibit Number	Description
23.1	Consent of Webb & Company, P.A.